1933 Act File No. 333-________

United States Securities and Exchange Commission
Washington, D.C. 20549
Form S-1
Registration Statement
Under
The Securities Act of 1933
Nationwide Life Insurance Company
(Exact name of registrant as specified in its charter)
OHIO	6311	31-4156830
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
One Nationwide Plaza, Columbus, Ohio 43215
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
Denise L. Skingle
Senior Vice President and Secretary
One Nationwide Plaza
Columbus, Ohio 43215
Telephone: (614) 249-7111
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: May 1, 2020
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule
415 under the Securities Act of 1933, check the following box.	☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration
statement for the same offering.	□
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same
offering.	□
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same
offering.	□
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated
filer", "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.	□
Large accelerated filer	□
Accelerated filer	□
Non-accelerated filer (Do not check if a smaller reporting company)	☑
Smaller reporting company	□
Emerging growth company	□
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price, including previously registered securities[1]	Amount of Registration Fee, including fee paid for previously registered securities
Flexible Purchase Payment Modified Guaranteed Annuity Contracts	N/A [1]	N/A [1]	$138,419,672 [2]	$14,810.91 [3]
[1]	The amount to be registered and the proposed maximum offering price per unit are not applicable in that these contracts are not issued in predetermined amounts or units. The proposed maximum aggregate offering price is estimated solely for the purpose of determining the registration fee.
[2]	This registration statement includes unsold securities previously registered pursuant to Rule 462(b) under the Securities Act of 1933 ("Securities Act") on Form S-1 (File No. 333-133163) filed by the Registrant on April 10, 2006 ("Prior Registration Statement"). Pursuant to Rule 415(a)(6) under the Securities Act, unsold securities were added to a registration statement on Form S-1 (File No. 333-200329) filed by the Registrant on November 18, 2014, and subsequently added to a registration statement on Form S-1 (File No. 333-216964) filed by the Registrant on March 27, 2017. Pursuant to Rule 415(a)(6) under the Securities Act, all unsold securities from the Prior Registration Statement will be added to this Registration Statement and the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement. As of February 28, 2020, there were $138,419,672 of unsold securities registered pursuant to the Prior Registration Statement.
[3]	Pursuant to Rule 415(a)(6) under the Securities Act, $14,810.91 (calculated at the rate in effect at the time the Prior Registration Statement was filed) of filing fees paid in connection with the unsold securities shall continue to apply to the unsold securities, and no additional filing fee in respect to such unsold securities is due hereunder.
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Guaranteed Term Options
(In a limited number of states, Guaranteed Term Options
are referred to as Target Term Options)
NATIONWIDE LIFE INSURANCE COMPANY
The date of this prospectus is May 1, 2020.

Certain state insurance laws applicable to these investment options may preclude, or be interpreted to preclude, Nationwide Life Insurance Company ("Nationwide") from providing a contractual guarantee in conjunction with the Specified Interest Rate. In such jurisdictions, the investment options are referred to as "Target Term Options" as opposed to "Guaranteed Term Options." Despite this distinction in terminology, Nationwide will administer all obligations described in this prospectus, regardless of the jurisdiction, in precisely the same manner. Thus, there will be no difference between the calculation, crediting, and administration of Specified Interest Rates in "Guaranteed Term Options" issued in states permitting a contractual guarantee, and the calculation, crediting, and administration of Specified Interest Rates in "Target Term Options" issued in states not permitting a contractual guarantee.
This Prospectus must be read along with the appropriate variable contract prospectus and the prospectuses describing the underlying mutual fund investment options. All of these prospectuses should be read carefully and maintained for future reference.
This Prospectus describes investment options referred to as Guaranteed Term Options ("GTOs"), offered by Nationwide. The GTOs are available under certain variable annuity contracts or variable life insurance policies (collectively, "variable contracts") issued by Nationwide. Generally, the variable contracts offered by Nationwide provide an array of underlying mutual fund investment options to which the contract owner allocates his or her purchase payments. The GTOs are separate, guaranteed interest investment options available under variable contracts.
GTOs will produce a guaranteed annual effective yield at the Specified Interest Rate so long as amounts invested are not withdrawn prior to the end of the guaranteed term. In the event of a withdraw from the GTO for any reason prior to the expiration of the Guaranteed Term, the amount withdrawn may be subject to a market value adjustment. Please refer to the variable contract prospectus for specific information regarding variable contract transactions that may be subject to a Market Value Adjustment.
Variable contract prospectuses contain important disclosures about the variable contract and the GTO, including information regarding variable contract charges and deductions that apply to the GTO, availability of GTO terms, and the applicability of the Market Value Adjustment. The prospectus for the variable contract must be read along with this prospectus.
The minimum amount that may be allocated to a GTO is $1,000 per allocation.
Nationwide established the Nationwide Multiple Maturity Separate Account, pursuant to Ohio law, to aid in reserving and accounting for GTO obligations. However, all of the general assets of Nationwide are available for the purpose of meeting the guarantees of the GTOs. Amounts allocated to the GTOs are generally invested in fixed income investments purchased by Nationwide. Variable contract owners allocating amounts to a GTO have no claim against any assets of Nationwide, including assets held in the Nationwide Multiple Maturity Separate Account.
GTOs are subject to certain risks (see Risk Factors on page 6).
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.
The GTOs described in this Prospectus may not be available in all state jurisdictions and, accordingly, representations made in this Prospectus do not constitute an offering in such jurisdictions.
For information on how to contact Nationwide, see Nationwide Life Insurance Company.
i

Available Information
The SEC maintains a website (www.sec.gov) that contains the prospectus and other information.
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Glossary
Guaranteed Term – The period corresponding to a 1, 3, 5, 7 or 10 year GTO. Amounts allocated to a GTO will be credited with a Specified Interest Rate over the corresponding Guaranteed Term, so long as such amounts are not withdrawn from the GTO prior to the Maturity Date. Because every Guaranteed Term will end on the final day of a calendar quarter, the Guaranteed Term may last for up to three months beyond the 1, 3, 5, 7 or 10 year anniversary of the allocation to the GTO.
Guaranteed Term Option or GTO – An investment option offered under variable contracts that provides a Specified Interest Rate over Guaranteed Terms, so long as certain conditions are met. In some jurisdictions the GTO is referred to as a Target Term Option or TTO.
Market Value Adjustment – The upward or downward adjustment in value of amounts allocated to a GTO that are withdrawn from the GTO for any reason prior to the Maturity Date.
Maturity Date – The date on which a GTO matures. The date will be the last day of the calendar quarter during or within 30 days after the first, third, fifth, seventh or tenth anniversary on which amounts are allocated to a 1, 3, 5, 7 or 10 year GTO, respectively.
Maturity Period – The period during which the value of amounts allocated under a GTO may be withdrawn without any Market Value Adjustment. The Maturity Period will begin on the day following the Maturity Date and will end on the 30th day after the Maturity Date.
MVA Interest Rate – The rate of interest used in the Market Value Adjustment formula. Depending on the variable contracts under which the GTO is offered, the interest rate will be the Constant Maturity Treasury ("CMT") rates, or interest rate swaps, for maturity durations of 1, 3, 5, 7 and 10 years, as published, on a regular basis, by a commercially reasonable and publicly available source based on treasury bond yields.
Specified Interest Rate – The interest rate guaranteed to be credited to amounts allocated to a GTO as long as the allocations are not withdrawn prior to the Maturity Date. The Specified Interest Rate will not be less than the minimum required by applicable state law.
Specified Value – The amount of a GTO allocation, plus interest accrued at the Specified Interest Rate, minus any other amounts withdrawn. The Specified Value is subject to a Market Value Adjustment at all times other than during the Maturity Period.

Information about the GTOs
General
GTOs are guaranteed interest rate investment options available under certain variable contracts issued by Nationwide. There are five different Guaranteed Terms: 1 year; 3 years; 5 years; 7 years; and 10 years. Not all Guaranteed Terms may be available in all states.
A GTO may be purchased using purchase payments made to the variable contracts or by using funds transferred from other investment options available in the variable contracts. The minimum allocation to a GTO is $1,000 per allocation. Not all of the variable contracts issued by Nationwide offer GTOs. If GTOs are available under a variable annuity contract or variable life insurance policy, the prospectus for the variable contract and this prospectus must be read together.
The guarantees associated with the GTOs are the exclusive obligation of Nationwide. The Nationwide Multiple Maturity Separate Account, authorized and created in accordance with Ohio law, was established for the sole purpose of reserving and accounting for assets associated with the GTOs. Its assets are owned by Nationwide. Contract owners with GTOs have no claim against, and maintain no interest in, the assets. Also, contract owners do not participate in the investment experience.
Amounts allocated to a GTO will be credited interest at the Specified Interest Rate for the duration of the Guaranteed Term at a rate no less than the minimum required by applicable state law. Specified Interest Rates are declared periodically at Nationwide's sole discretion and available for new allocations typically for one month. They may be available for longer or shorter periods depending on interest rate fluctuations in financial markets. During this time, any transfer allocation or new purchase payment allocation to a GTO will earn the Specified Interest Rate effective for that Investment Period for the duration of the Guaranteed Term. Guaranteed Terms may extend up to three months beyond the 1-, 3-, 5-, 7- or 10-year term since GTO terms will always end on the final day of a calendar quarter (see The Specified Interest Rate, The Investment Period, and Guaranteed Terms).
The Specified Interest Rate will be credited daily to amounts allocated to a GTO to provide an annual effective yield. The Specified Interest Rate will continue to be credited as long as allocations remain in the GTO until the Maturity Date. Any withdrawal prior to the Maturity Date will be subject to a Market Value Adjustment.
Nationwide applies the Market Value Adjustment by using the Market Value Adjustment factor, which is derived from the Market Value Adjustment formula. The Market Value Adjustment factor is multiplied by the part of the Specified Value being withdrawn, resulting in either an increase or decrease in the amount of the withdrawal. The Market Value Adjustment formula reflects the relationship between three components:
(1)	the MVA Interest Rate for the period coinciding with the Guaranteed Term of the GTO at investment;
(2)	the MVA Interest Rate for the number of years remaining in a Guaranteed Term when the withdrawal from the GTO occurs; and
(3)	the number of days remaining in the Guaranteed Term of the GTO.
Generally, the Market Value Adjustment formula approximates the relationship between prevailing interest rates at the time of the GTO allocation, prevailing interest rates at the time of the withdrawal, and the amount of time remaining in a Guaranteed Term (see The Market Value Adjustment).
Contract owners having GTOs with Maturity Dates coinciding with the end of the calendar quarter will be notified of the impending expiration of the Guaranteed Term at least 15 days and at most 30 days prior to the end of each calendar quarter. Contract owners will then have the option of directing the withdrawal of any amount in the GTO during the Maturity Period without any Market Value Adjustment. However, any amount withdrawn from the GTO during this period may be subject to a surrender charge assessed by the variable contract. Please refer to the prospectus for the variable contract for more information about surrender charges.
If no direction is received by the 30th day following the Maturity Date, amounts in the GTO will be automatically transferred (with no Market Value Adjustment) to the money market sub-account available in the variable contract. For the period commencing with the first day after the Maturity Date and ending on the 30th day following the Maturity Date, the GTO will be credited with the same Specified Interest Rate in effect before the Maturity Date (see GTOs at Maturity).
The minimum amount of any allocation to a GTO is $1,000.

Under certain rare circumstances, when volatility in financial markets compromises the ability of Nationwide to process allocations to or from the GTOs in an orderly manner, Nationwide may temporarily suspend the right to make additional allocations to the GTOs and/or to effect transfers or withdrawals from the GTOs. Nationwide anticipates invoking this suspension only when these transactions cannot be executed by Nationwide in a manner consistent with its obligations to contract owners with existing or prospective interests in one or more GTOs. Under no circumstances, however, will Nationwide limit a contract owner's right to make at least one allocation to a GTO and one withdrawal from a GTO in any calendar year. All contract owners will be promptly notified of Nationwide's determination to invoke any suspension in the right to make allocations to or to effect withdrawals from the GTOs.
In addition, the variable contracts that offer GTOs may impose certain restrictions on the transferability of invested assets within the variable contract. The variable product prospectus should be reviewed with regard to specific transfer limitation provisions.
The Specified Interest Rate
The Specified Interest Rate is the rate of interest guaranteed by Nationwide to be credited to amounts allocated to the GTOs for the Guaranteed Term. Different Specified Interest Rates may be established for the five available GTO terms. Amounts withdrawn from a GTO prior to the maturity date will be subject to a Market Value Adjustment.
Generally, Nationwide will declare new Specified Interest Rates monthly. However, depending on interest rate fluctuations, Nationwide may declare new Specified Interest Rates more or less frequently.
Nationwide observes no specific method in establishing the Specified Interest Rates. However, Nationwide will attempt to declare Specified Interest Rates that are related to interest rates associated with fixed-income investments available at the time and having durations and cash flow attributes compatible with the Guaranteed Terms of the GTOs. In addition, the establishment of Specified Interest Rates may be influenced by other factors, including competitive considerations, administrative costs and general economic trends. Nationwide has no way of precisely predicting what Specified Interest Rates may be declared in the future, however, the Specified Interest Rate will not be less than the minimum rate required by applicable state law.
The Investment Period
The Investment Period is the period of time during which a particular Specified Interest Rate is in effect for new allocations to the available GTOs. All allocations made to a GTO during an Investment Period are credited with the Specified Interest Rate in effect at the time of allocation. An Investment Period ends when a new Specified Interest Rate relative to the applicable GTO is declared. Subsequent declarations of new Specified Interest Rates have no effect on allocations made to GTOs during prior Investment Periods. Prior allocations to the GTO will be credited with the Specified Interest Rate in effect when the allocation was made.
Interest at the Specified Interest Rate is credited to allocations made to GTOs on a daily basis, resulting in an annual effective yield guaranteed by Nationwide, unless amounts are withdrawn from the GTO for any reason prior to the Maturity Date. Interest at the Specified Interest Rate will be credited for the entire Guaranteed Term. If amounts are withdrawn from the GTO for any reason prior to the Maturity Date, a Market Value Adjustment will be applied to that amount.
Information concerning the Specified Interest Rates in effect for the various GTOs can be obtained by contacting Nationwide.
Guaranteed Terms
The Guaranteed Term is the period of time corresponding to the selected GTO for which the Specified Interest Rate is guaranteed to be in effect. A Guaranteed Term always expires on a Maturity Date which will be the last day of a calendar quarter. Consequently, a Guaranteed Term may last up to three months longer than the anniversary date of the allocation to the GTO.
For example, if an allocation is made to a 10-year GTO on August 1, 2015, the Specified Interest Rate for that GTO will be credited until September 30, 2025; the Guaranteed Term will begin on August 1, 2015, and end on September 30, 2025.
Guaranteed Terms will be exactly 1, 3, 5, 7 or 10 years only when an allocation to a GTO occurs on the last day of a calendar quarter.

GTOs at Maturity
Nationwide will send notice to contract owners of impending Maturity Dates (always the last day of a calendar quarter) at least 15 days and at most 30 days prior to the end of a Guaranteed Term. The notice will include the projected value of the GTO on the Maturity Date, and will also specify options that contract owners have with respect to the maturing GTO.
Once the GTO matures, contract owners may:
(1)	surrender the GTO, in part or in whole, without a Market Value Adjustment during the Maturity Period; however, any surrender charges that may be applicable under the variable contract will be assessed;
(2)	transfer (all or part) of the GTO, without a Market Value Adjustment, to any other permitted investment option under the variable contract, including any permitted underlying mutual fund sub-accounts, or another GTO of the same or different duration during the Maturity Period. A confirmation of any such transfer will be sent immediately after the transfer is processed; or
(3)	elect not to transfer or surrender all or a portion of the GTO, in which case the GTO will be automatically transferred to the available money market sub-account of the contract at the end of the Maturity Period. A confirmation will be sent immediately after the automatic transfer is executed.
If no direction is received by Nationwide prior to the Maturity Date, all amounts in that GTO will be transferred to the available money market sub-account of the variable contract.
The GTO will continue to be credited with the Specified Interest Rate in effect before the Maturity Date during the Maturity Period, and prior to any of the transactions set forth in (1), (2), or (3) above.
Withdrawals Prior to the Maturity Date
Anytime value is removed from the GTO it will be referred to in this prospectus as a withdrawal. However, under the variable contract, withdrawals of value from the GTO may be considered a transfer among investment options of the variable contract or a surrender. Depending upon the transaction and the terms of the variable contract, additional conditions or charges may apply to withdrawals from the GTO. Please refer to the variable contract prospectus for information regarding transferring assets among investment options or taking surrenders from the variable contract.
Withdrawals from the GTOs prior to the Maturity Date will be subject to a Market Value Adjustment.
The Market Value Adjustment
The Market Value Adjustment is determined by multiplying a Market Value Adjustment factor (arrived at by using the Market Value Adjustment formula) by the Specified Value, or the portion of the Specified Value being withdrawn. The Specified Value is the amount allocated to the GTO, plus interest accrued at the Specified Interest Rate, minus prior withdrawals. The Market Value Adjustment may either increase or decrease the amount of the withdrawal.
The Market Value Adjustment is intended to approximate, without duplicating, Nationwide's experience when it liquidates assets in order to satisfy contractual obligations. Such obligations arise when contract owners make withdrawals, or when the operation of the variable contract requires a distribution. Nationwide does not make the adjustment on distributions to pay death benefits in certain jurisdictions. When liquidating assets, Nationwide may realize either a gain or a loss.
MVA Interest Rates
The Market Value Adjustment formula used to determine the Market Value Adjustment factor is based on either the Constant Maturity Treasury (CMT) rates or interest rate swaps, depending on the variable contracts under which the GTO is offered. CMT rates and interest rate swaps are published on a regular basis. Nationwide either uses CMT rates or interest rate swaps in its Market Value Adjustment formula because they represent a readily available and consistently reliable interest rate benchmark in financial markets, which can be relied upon to reflect the relationship between Specified Interest Rates declared by Nationwide and the prospective interest rate fluctuations.
CMT rates and interest rate swaps for 1, 3, 5, 7 and 10 years are published on a regular basis. To the extent that the Market Value Adjustment formula shown below requires a rate associated with a maturity not published (such as a 4, 6, 8 or 9 year maturity), Nationwide will calculate such rates based on the relationship of the published rates. For example, if the published 3-year rate is 6% and the published 5-year rate is 6.50%, the 4-year rate will be calculated as 6.25%.

The Market Value Adjustment Formula
The Market Value Adjustment formula is used when a withdrawal is made from a GTO during the Guaranteed Term. The Market Value Adjustment is a calculation expressing the relationship between three factors:
(1)	the MVA Interest Rate for the period of time coinciding with the Guaranteed Term of the GTO;
(2)	the MVA Interest Rate for a period coinciding with the time remaining in the Guaranteed Term of a GTO when a withdrawal giving rise to a Market Value Adjustment occurs; and
(3)	the number of days remaining in the Guaranteed Term of the GTO.
The formula for determining the Market Value Adjustment factor is:
[		]	t
1 + a
1 + b + .0025

Where:
a	=	the MVA Interest Rate for a period equal to the Guaranteed Term at the time of deposit in the GTO;
b	=	the MVA Interest Rate at the time of withdrawal for a period of time equal to the time remaining in the Guaranteed Term. In determining the number of years to maturity, any partial year will be counted as a full year, unless it would cause the number of years to exceed the Guaranteed Term; and
t	=	the number of days until the Maturity Date, divided by 365.25.
In certain jurisdictions the denominator is 1+b without the addition of .0025.
In the case of "a" above, the MVA Interest Rate used will either be the CMT rate or interest rate swap, depending on the variable contract. For variable contracts using CMT rates, "a" will be the CMT rate published on Fridays and placed in effect by Nationwide for allocations made to the GTO on the following Wednesday through Tuesday. For variable contracts using interest rate swaps, "a" is the interest rate swap published two days before the date the allocation to the GTO was made.
In the case of "b" above, the MVA Interest Rate used will either be the CMT rate or interest rate swap, depending on the variable contract. For variable contracts using CMT rates, "b" will be the CMT rate published on Fridays and placed in effect by Nationwide for withdrawals giving rise to a Market Value Adjustment on the following Wednesday through Tuesday. For variable contracts using interest rate swaps, "b" is the interest rate swap published two days before the date of withdrawal giving rise to a Market Value Adjustment.
The Market Value Adjustment factor will be equal to one during the Investment Period.
The Market Value Adjustment formula shown above also accounts for some of the administrative and processing expenses incurred when fixed-interest investments are liquidated. This is represented by the addition of .0025 in the Market Value Adjustment formula.
The result of the Market Value Adjustment formula shown above is the Market Value Adjustment factor. The Market Value Adjustment factor is multiplied by the Specified Value, or that portion of the Specified Value being distributed from a GTO, in order to effect a Market Value Adjustment. The Market Value Adjustment factor will either be greater than, less than, or equal to one and will be multiplied by the Specified Value (or a portion of the Specified Value) being withdrawn from the GTO for any reason. If the Market Value Adjustment factor is greater than one, a gain will be realized by the contract owner. If the Market Value Adjustment factor is less than one, a loss will be realized. If the Market Value Adjustment factor is exactly one, no gain or loss will be realized.
If CMT rates or interest rate swaps are no longer published by a commercially reasonable and publicly available source, or if, for any other reason, they are not available, Nationwide will use appropriate rates based on U.S. Treasury Bond yields.
Examples of how to calculate Market Value Adjustments based on CMT rates are provided in Appendix A.

Variable Contract Charges
The variable contracts under which GTOs are made available have various fees and charges, some of which may be assessed against allocations made to GTOs. Contract charges assessed against allocations made to the GTOs will reduce the credited guaranteed interest rate by the amount of the applicable charge. The variable contract prospectuses fully describe these fees and charges and any impact such charges may have on the credited guaranteed interest rate of the GTOs.
The variable contracts that offer the GTOs may also have surrender charges. If a variable contract owner takes a withdrawal from the GTO (prior to the Maturity Date) that is also considered a surrender from the variable contract, the amount will be subject to a Market Value Adjustment in addition to any surrender charge assessed pursuant to the terms of the variable contract. Please refer to the variable contract prospectus for more information about variable contract transactions that may incur surrender charges and/or a Market Value Adjustment.
GTOs at Annuitization
GTOs are not available as investment options for variable annuity contracts that are annuitized. If a variable annuity contract is annuitized prior to the Maturity Date of the GTO, a Market Value Adjustment will apply to amounts transferred from the GTO to other investment options under the variable annuity contract (unless such an adjustment is not permitted in your jurisdiction).
Risk Factors
Withdrawals prior to the Maturity Date will be subject to a Market Value Adjustment.
Withdrawals for any reason prior to the Maturity Date, including for the purpose of annuitizing the variable annuity contract that the GTO is offered through, will be subject to a Market Value Adjustment. The Market Value Adjustment may decrease the value of the withdrawal.
Suspension of allocations to or from the GTOs.
If volatility in financial markets compromises the ability of Nationwide to process allocations to or from the GTOs in an orderly manner, Nationwide may temporarily suspend the right to make additional allocations to the GTOs and/or to effect transfers or withdrawals from the GTOs.
Guarantees subject to the claims paying ability of Nationwide.
The guarantees associated with the GTOs are the sole responsibility of Nationwide. The guarantees associated with the GTOs are paid from Nationwide's general account and, therefore, are subject to the rights of Nationwide's creditors and ultimately, its overall claims paying ability.
Variable Annuity contract charges will reduce the credited guaranteed interest rate.
GTOs are available as investment options under variable annuity contracts. The variable annuity contracts have fees and charges, some of which may be assessed against allocations made to the GTO. The variable annuity contract's fees and charges assessed against allocations made to the GTO will reduce the credited guaranteed interest rate by the amount of the applicable fee or charge.
Nationwide Life Insurance Company
Nationwide is a stock life insurance company organized under Ohio law in March, 1929, with its home office at One Nationwide Plaza, Columbus, Ohio 43215. Nationwide is a provider of life insurance, annuities and retirement products. It is admitted to do business in all states, the District of Columbia, Guam, the U.S. Virgin Islands, and Puerto Rico.
Nationwide is a member of the Nationwide group of companies. Nationwide Mutual Insurance Company and Nationwide Mutual Fire Insurance Company (the "Companies") are the ultimate controlling persons of the Nationwide group of companies. The Companies were organized under Ohio law in December of 1925 and 1933 respectively. The Companies engage in a general insurance and reinsurance business, except life insurance.

Nationwide is relying on the exemption provided by Rule 12h-7 under the Securities Exchange Act of 1934 ("1934 Act"). In reliance on that exemption, Nationwide does not file periodic reports that would be otherwise required under the 1934 Act.
Nationwide’s businesses are highly dependent upon its computer systems and those of its business partners. This makes Nationwide potentially susceptible to operational and information security risks resulting from a cyber-attack. These risks include direct risks, such as theft, misuse, corruption and destruction of data maintained by Nationwide, and indirect risks, such as denial of service, attacks on service provider websites and other operational disruptions that impede Nationwide’s ability to electronically interact with service providers. Cyber-attacks affecting Nationwide, intermediaries, and other service providers may adversely affect Nationwide and value of the contract. In connection with any such cyber-attack, Nationwide and/or its service providers and intermediaries may be subject to regulatory fines and financial losses and/or reputational damage. Although Nationwide undertakes substantial efforts to protect its computer systems from cyber-attacks, including internal processes and technological defenses that are preventative or detective, and other controls designed to provide multiple layers of security assurance, there can be no guarantee that Nationwide or its service providers will avoid losses affecting contracts due to cyber-attacks or information security breaches in the future.
In the event that the value of the contract is adversely affected as a result of the failure of Nationwide’s cyber-security controls, Nationwide will take reasonable steps to restore the value of the contract to the levels that it would have been had the cyber-attack not occurred. Nationwide will not, however, be responsible for any adverse impacts to the value of the contract that result from the contract owner or its designee’s negligent acts or failure to use reasonably appropriate safeguards to protect against cyber-attacks.
You can request additional information about Nationwide by contacting us:
•	In writing: P.O. Box 182021, Columbus, Ohio 43218-2021
•	By telephone: 1-800-848-6331, TDD 1-800-238-3035
•	By the internet: http://www.nationwide.com/nw/investor-relations/index.htm
Investments
Nationwide intends to invest amounts allocated to GTOs in high quality, fixed interest investments (investment grade bonds, mortgages, and collateralized mortgage obligations) in the same manner as Nationwide invests its general account assets. Nationwide takes into account the various maturity durations of the GTOs (1, 3, 5, 7 and 10 years) and anticipated cash-flow requirements when making investments. Nationwide is not obligated to invest GTO allocations in accordance with any particular investment objective, but will generally adhere to Nationwide's overall investment philosophy. The Specified Interest Rates declared by Nationwide for the various GTOs will not necessarily correspond to the performance of the non-unitized separate account.
Contracts and the Distribution (Marketing) of the GTOs
The GTOs are available only as investment options under certain variable contracts issued by Nationwide. The appropriate variable contract prospectus and, if applicable, the Statement of Additional Information should be consulted for information regarding the distribution of the variable contracts.
Legal Opinion
Legal matters in connection with federal laws and regulations affecting the issue and sale of the GTOs described in this Prospectus and the organization of Nationwide, its authority to issue GTOs under Ohio law, and the validity of the endorsement to the variable annuity contracts under Ohio law have been passed on by Nationwide's Office of General Counsel.
Experts
The statutory financial statements and schedules of Nationwide Life Insurance Company as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, have been included herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing. KPMG LLP is located at 191 West Nationwide Blvd., Columbus, Ohio 43215.

The KPMG LLP report dated March 20, 2020 of Nationwide Life Insurance Company includes explanatory language that states that the financial statements are prepared by Nationwide Life Insurance Company using statutory accounting practices prescribed or permitted by the Ohio Department of Insurance, which is a basis of accounting other than U.S. generally accepted accounting principles. Accordingly, the KPMG LLP audit report states that the financial statements are not presented fairly in accordance with U.S. generally accepted accounting principles and further states that those statements are presented fairly, in all material respects, in accordance with statutory accounting practices prescribed or permitted by the Ohio Department of Insurance.
Disclosure of Commission Position on Indemnification
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "1933 Act") may be permitted to directors, officers and controlling persons of Nationwide pursuant to the foregoing provisions, or otherwise, Nationwide has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Nationwide will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.
Legal Proceedings
Nationwide Life Insurance Company
Nationwide Financial Services, Inc. (NFS, or collectively with its subsidiaries, (the "Company") was formed in November 1996. NFS is the holding company for Nationwide Life Insurance Company (NLIC), Nationwide Life and Annuity Insurance Company (NLAIC) and other companies that comprise the life insurance and retirement savings operations of the Nationwide group of companies (Nationwide). This group includes Nationwide Financial Network (NFN), an affiliated distribution network that markets directly to its customer base. NFS is incorporated in Delaware and maintains its principal executive offices in Columbus, Ohio.
The Company is subject to legal and regulatory proceedings in the ordinary course of its business. These include proceedings specific to the Company and proceedings generally applicable to business practices in the industries in which the Company operates. The outcomes of these proceedings cannot be predicted due to their complexity, scope, and many uncertainties. The Company believes, however, that based on currently known information, the ultimate outcome of all pending legal and regulatory proceedings is not likely to have a material adverse effect on the Company’s financial position. The Company maintains Professional Liability Insurance and Director and Officer Liability insurance policies that may cover losses for certain legal and regulatory proceedings. The Company will make adequate provision for any probable and reasonably estimable recoveries under such policies.
The various businesses conducted by the Company are subject to oversight by numerous federal and state regulatory entities, including but not limited to the Securities and Exchange Commission, the Financial Industry Regulatory Authority, the Department of Labor, the Internal Revenue Service, the Office of the Comptroller of the Currency and state insurance authorities. Such regulatory entities may, in the normal course of business, be engaged in general or targeted inquiries, examinations and investigations of the Company and/or its affiliates. With respect to all such scrutiny directed at the Company or their affiliates, the Company is cooperating with regulators.

Appendix A
Example A
Assume that a variable annuity contract owner made a $10,000 allocation on the last day of a calendar quarter into a 5-year Guaranteed Term Option. The Specified Interest Rate at the time is 8.5% and the 5-year CMT rate in effect is 8%. The variable annuity contract owner decides to surrender the GTO 985 days from maturity. The Specified Value of the GTO is $12,067.96. At this time, the 3-year CMT rate is 7%. (985/365.25 is 2.69, which rounds up to 3, so the 3-year CMT Rate is used.)
		[		]	d
			1 + a		365.25
MVA Factor	=		1 + b + 0.0025

		[		]	985
			1 + 0.08		365.25
MVA Factor	=		1 + 0.07 + 0.0025

MVA Factor	=		1.01897
Surrender Value	=	Specified Value	x	MVA Factor
Surrender Value	=	$12,067.96	x	1.01897
*Surrender Value	=		$12,296.89
*	Assumes no variable annuity contract contingent deferred sales charges are applicable. In jurisdictions where the .0025 is not permitted in the denominator, the Surrender Value is $12,374.52.
Specified Value (for purposes of this Example) = the amount of the GTO allocation ($10,000), plus interest accrued at the Specified Interest Rate (8.5%).
a	=	The CMT rate published on Friday, and placed in effect by Nationwide for allocations made to the GTO on the following Wednesday through Tuesday.
b	=	The CMT rate published on Friday, and placed in effect by Nationwide for withdrawals, transfers or other distributions giving rise to a Market Value Adjustment on the following Wednesday through Tuesday.
d	=	The number of days remaining in the Guaranteed Term.

Example B
Assume that a variable annuity contract owner made a $10,000 allocation on the last day of a calendar quarter into a 5-year Guaranteed Term Option. The Specified Interest Rate at the time is 8.5% and the 5-year CMT rate in effect is 8%. The variable annuity contract owner decides to surrender his money 985 days from maturity. The Specified Value of the GTO is $12,067.96. At this time, the 3-year CMT rate is 9%. (985/365.25 is 2.69, which rounds up to 3, so the 3-year CMT Rate is used.)
		[		]	d
			1 + a		365.25
MVA Factor	=		1 + b + 0.0025

		[		]	985
			1 + 0.08		365.25
MVA Factor	=		1 + 0.09 + 0.0025

MVA Factor	=		0.96944
Surrender Value	=	Specified Value	x	MVA Factor
Surrender Value	=	$12,067.96	x	0.96944
*Surrender Value	=		$11,699.17
*	Assumes no variable annuity contract contingent deferred sales charges are applicable. In jurisdictions where the .0025 is not permitted in the denominator, the Surrender Value is $11,771.69.
Specified Value (for purposes of this Example) = the amount of the GTO allocation ($10,000), plus interest accrued at the Specified Interest Rate (8.5%).
a	=	The CMT rate published on Friday, and placed in effect by Nationwide for allocations made to the GTO on the following Wednesday through Tuesday.
b	=	The CMT rate published on Friday, and placed in effect by Nationwide for withdrawals, transfers or other distributions giving rise to a Market Value Adjustment on the following Wednesday through Tuesday.
d	=	The number of days remaining in the Guaranteed Term.

Example C
Assume that a variable annuity contract owner made a $10,000 allocation on the last day of a calendar quarter into a 5-year Guaranteed Term Option. The Specified Interest Rate at the time is 8.5% and the 5-year interest rate swap in effect is 8%. The variable annuity contract owner decides to surrender the GTO 985 days from maturity. The Specified Value of the GTO is $12,067.96. At this time, the 3-year interest rate swap is 7%. (985/365.25 is 2.69, which rounds up to 3, so the 3-year interest rate swap is used.)
		[		]	d
			1 + a		365.25
MVA Factor	=		1 + b + 0.0025

		[		]	985
			1 + 0.08		365.25
MVA Factor	=		1 + 0.07 + 0.0025

MVA Factor	=		1.01897
Surrender Value	=	Specified Value	x	MVA Factor
Surrender Value	=	$12,067.96	x	1.01897
*Surrender Value	=		$12,296.89
*	Assumes no variable annuity contract contingent deferred sales charges are applicable. In jurisdictions where the .0025 is not permitted in the denominator, the Surrender Value is $12,374.52.
Specified Value (for purposes of this Example) = the amount of the GTO allocation ($10,000), plus interest accrued at the Specified Interest Rate (8.5%).
a	=	The interest rate swap published two days before the date the allocation to the GTO was made. If no interest rate swap is available for this date, then the most recent available rate prior to that date will be used.
b	=	The interest rate swap published two days before the date of withdrawal, transfer or other distribution giving rise to a Market Value Adjustment. If no interest rate swap is available for this date, then the most recent available rate prior to that date will be used.
d	=	The number of days remaining in the Guaranteed Term.

Example D
Assume that a variable annuity contract owner made a $10,000 allocation on the last day of a calendar quarter into a 5-year Guaranteed Term Option. The Specified Interest Rate at the time is 8.5% and the 5-year interest rate swap in effect is 8%. The variable annuity contract owner decides to surrender the GTO 985 days from maturity. The Specified Value of the GTO is $12,067.96. At this time, the 3-year interest rate swap is 9%. (985/365.25 is 2.69, which rounds up to 3, so the 3-year interest rate swap is used.)
		[		]	d
			1 + a		365.25
MVA Factor	=		1 + b + 0.0025

		[		]	985
			1 + 0.08		365.25
MVA Factor	=		1 + 0.09 + 0.0025

MVA Factor	=		0.96944
Surrender Value	=	Specified Value	x	MVA Factor
Surrender Value	=	$12,067.96	x	0.96944
*Surrender Value	=		$11,699.17
*	Assumes no variable annuity contract contingent deferred sales charges are applicable. In jurisdictions where the .0025 is not permitted in the denominator, the Surrender Value is $11,771.69.
Specified Value (for purposes of this Example) = the amount of the GTO allocation ($10,000), plus interest accrued at the Specified Interest Rate (8.5%).
a	=	The interest rate swap published two days before the date the allocation to the GTO was made. If no interest rate swap is available for this date, then the most recent available rate prior to that date will be used.
b	=	The interest rate swap published two days before the date of the withdrawal, transfer or other distribution giving rise to a Market Value Adjustment. If no interest rate swap is available for this date, then the most recent available rate prior to that date will be used.
d	=	The number of days remaining in the Guaranteed Term.

The table set forth below illustrates the impact of a Market Value Adjustment applied upon a full surrender of a 10-year GTO allocation, at various stages of the corresponding Guaranteed Term. These figures assume a $10,000 allocation to the 10-year GTO on the last day of a calendar quarter. These figures assume a Specified Interest Rate of 8.5% on the date the allocation to the GTO was made. These figures are based on a 10-year CMT rate of 8% in effect on the date the allocation to the GTO was made (a in the Market Value Adjustment Formula) and varying current yield CMT rates shown in the first column (b in the Market Value Adjustment Formula).
Current Yield	Time Remaining to the End of the Guaranteed Term	Specified Value	Market Value Adjustment	Market Value
12.00%	9 Years	$10,850	-29.35%	$ 7,665
	7 Years	$12,776	-23.68%	$ 9,751
	5 Years	$15,040	-17.56%	$12,399
	2 Years	$19,215	-7.43%	$17,786
	180 Days	$21,733	-1.88%	$21,323
10.00%	9 Years	$10,850	-16.94%	$ 9,012
	7 Years	$12,776	-13.44%	$11,059
	5 Years	$15,040	-9.80%	$13,566
	2 Years	$19,215	-4.04%	$18,438
	180 Days	$21,733	-1.01%	$21,513
9.00%	9 Years	$10,850	-9.84%	$ 9,782
	7 Years	$12,776	-7.74%	$11,787
	5 Years	$15,040	-5.59%	$14,199
	2 Years	$19,215	-2.28%	$18,777
	180 Days	$21,733	-0.57%	$21,610
8.00%	9 Years	$10,850	-2.06%	$10,627
	7 Years	$12,776	-1.61%	$12,571
	5 Years	$15,040	-1.15%	$14,867
	2 Years	$19,215	-0.46%	$19,126
	180 Days	$21,733	-0.11%	$21,708
7.00%	9 Years	$10,850	6.47%	$11,552
	7 Years	$12,776	5.00%	$13,414
	5 Years	$15,040	3.55%	$15,573
	2 Years	$19,215	1.40%	$19,484
	180 Days	$21,733	0.34%	$21,808
6.00%	9 Years	$10,850	15.84%	$12,569
	7 Years	$12,776	12.11%	$14,324
	5 Years	$15,040	8.51%	$16,321
	2 Years	$19,215	3.32%	$19,853
	180 Days	$21,733	0.81%	$21,909
4.00%	9 Years	$10,850	37.45%	$14,914
	7 Years	$12,776	28.07%	$16,362
	5 Years	$15,040	19.33%	$17,948
	2 Years	$19,215	7.32%	$20,623
	180 Days	$21,733	1.76%	$22,115

Appendix B
NATIONWIDE LIFE INSURANCE COMPANY
(A Wholly Owned Subsidiary of Nationwide Financial Services, Inc.)
2019 Form S-1 MD&A, Statutory Financial Statements and Supplemental Schedules

BUSINESS
Overview
Nationwide Life Insurance Company ("NLIC" or "the Company") was incorporated in 1929 and is an Ohio domiciled stock life insurance company. The Company is a member of the Nationwide group of companies ("Nationwide"), which is comprised of Nationwide Mutual Insurance Company ("NMIC") and all of its affiliates and subsidiaries.
All of the outstanding shares of NLIC’s common stock are owned by Nationwide Financial Services, Inc. ("NFS"), a holding company formed by Nationwide Corporation ("Nationwide Corp."), a majority-owned subsidiary of NMIC.
The Company is a leading provider of long-term savings and retirement products in the United States of America ("U.S."). The Company develops and sells a diverse range of products and services, which include fixed and variable individual annuities, private and public sector group retirement plans, life insurance, investment advisory services and other investment products. The Company is licensed to conduct business in all fifty states, the District of Columbia, Guam, Puerto Rico and the U.S. Virgin Islands.
Wholly-owned subsidiaries of NLIC as of December 31, 2019 include Nationwide Life and Annuity Insurance Company ("NLAIC") and its wholly-owned subsidiaries, Olentangy Reinsurance, LLC ("Olentangy") and Nationwide SBL, LLC ("NWSBL"), Jefferson National Financial Corporation ("JNF") and its wholly-owned subsidiaries, Jefferson National Securities Corporation ("JNSC") and Jefferson National Life Insurance Company ("JNLIC"), and its wholly-owned subsidiary, Jefferson National Life Insurance Company of New York ("JNLNY"), Eagle Captive Reinsurance, LLC ("Eagle"), Nationwide Investment Services Corporation ("NISC") and Nationwide Investment Advisor, LLC ("NIA"). NLAIC primarily offers universal life insurance, variable universal life insurance, term life insurance, corporate-owned life insurance ("COLI") and individual annuity contracts on a non-participating basis. Olentangy is a Vermont domiciled special purpose financial captive insurance company. NWSBL offers a securities-based lending product and is an Ohio limited liability company and nonadmitted subsidiary. JNF is a distributor of tax-advantaged investing solutions for registered investment advisors, fee-based advisors and the clients they serve. JNSC is a registered broker-dealer. JNLIC and JNLNY are licensed to underwrite both fixed and variable annuity products. Eagle is an Ohio domiciled special purpose financial captive insurance company. NISC is a registered broker-dealer. NIA is a registered investment advisor.
Business Segments
Management views the Company’s business primarily based on its underlying products and uses this basis to define its four reportable segments: Life Insurance, Annuities, Workplace Solutions and Corporate Solutions and Other.
"Pre-tax operating earnings" used below is defined as income before federal income tax expense and net realized capital losses on investments.
Life Insurance
The Life Insurance segment consists of life insurance products, including individual variable universal life, traditional life insurance products, fixed universal life insurance products and indexed universal life insurance products. Life insurance products provide a death benefit and, for certain products, allow the customer to build cash value on a tax-advantaged basis.
The following table summarizes selected financial data for the Life Insurance segment for the years ended:
	December 31,
(in millions)	2019	2018	2017
Total revenues	$883	$895	$911
Pre-tax operating earnings	$ 10	$ 28	$ 32
Annuities
The Annuities segment consists of individual deferred annuity products and immediate annuities. Individual deferred annuity contracts consist of deferred variable annuity contracts, deferred fixed annuity contracts and deferred fixed indexed annuity contracts. Deferred annuity contracts provide the customer with tax-deferred accumulation of savings and flexible payout options including lump sum, systematic withdrawal or a stream of payments for life. In addition, deferred variable annuity contracts provide the customer with access to a wide range of investment options and asset protection features. Deferred fixed annuity contracts offered by the Company generate a return for the customer at a specified interest rate fixed for prescribed periods, while deferred fixed indexed annuity contracts generate a return for the customer based on market performance with caps and floors. Immediate annuities differ from deferred annuities in that the initial premium is exchanged for a stream of income for a certain period and/or for the owner’s lifetime without future access to the original investment.
The following table summarizes selected financial data for the Company’s Annuities segment for the years ended:
	December 31,
(in millions)	2019	2018	2017
Total revenues	$6,010	$5,656	$6,183
Pre-tax operating earnings	$ 434	$ 375	$ 379
Workplace Solutions
The Workplace Solutions segment is comprised of the private and public sector retirement plans businesses. The private sector business primarily includes Internal Revenue Code ("IRC") Section 401-qualified plans funded through fixed and variable group annuity contracts. The public sector business primarily includes IRC Section 457 (b) and Section 401(a) governmental plans, both in the form of full-service arrangements that provide plan administration along with fixed and variable group annuities, as well as in the form of administration-only business. The Workplace Solutions segment also includes stable value wrap products and solutions.
The following table summarizes selected financial data for the Company’s Workplace Solutions segment for the years ended:
	December 31,
(in millions)	2019	2018	2017
Total revenues	$5,470	$5,181	$5,336
Pre-tax operating earnings	$ 128	$ 118	$ 118
Corporate Solutions and Other
The Corporate Solutions and Other segment includes COLI and bank-owned life insurance ("BOLI") products, small business group life insurance, spread income on Federal Home Loan Bank of Cincinnati ("FHLB") funding agreements and net investment income on invested assets not assigned to other reportable segments. Certain COLI and BOLI products include stable value wrap products and solutions.
The following table summarizes selected financial data for the Company’s Corporate Solutions and Other segment for the years ended:
	December 31,
(in millions)	2019	2018	2017
Total revenues	$2,089	$2,263	$2,372
Pre-tax operating earnings	$ 461	$ 489	$ 456
Marketing and Distribution
The Company sells its products through a diverse distribution network. Unaffiliated entities that sell the Company’s products to their own customer bases include independent broker-dealers, financial institutions, wirehouses and regional firms, pension plan administrators, life insurance agencies, life insurance specialists, registered investment advisors, producer groups and independent marketing organizations. Representatives of affiliates who market products directly to a customer base include Nationwide Retirement Solutions, Inc. ("NRS") and Nationwide Financial Network ("NFN") producers, which includes the agency distribution force of the Company’s ultimate parent company, NMIC. NMIC is in the process of transitioning away from utilizing the exclusive agent model, which will be completed in 2020. The Company believes its broad range of competitive products, strong distributor relationships and diverse distribution network position it to compete effectively under various economic conditions.
Unaffiliated Distribution
Independent Broker-Dealers, Registered Investment Advisors, Regional Firms, Life Insurance Agencies, Producer Groups and Independent Marketing Organizations. The Company sells individual annuities, mutual funds, group retirement plans and life insurance products through independent broker-dealers, registered investment advisors and agencies (including brokerage general agencies, producer groups and independent marketing organizations in the Life Insurance and Annuities segments) and regional firms in each state and the District of Columbia. The Company believes that it has developed strong relationships based on its diverse product mix, large selection of fund options and administrative technology. In addition to such relationships, the Company believes its financial strength and the Nationwide brand name are competitive advantages in these distribution channels. The Company regularly seeks to expand this distribution network.
Financial Institutions and Wirehouses. The Company markets individual annuities, mutual funds, private sector retirement plans and life insurance products through financial institutions and wirehouses, consisting primarily of banks and their subsidiaries. The Company markets individual annuities and life insurance products under its brand name and on a private-label basis. The Company believes that it has competitive advantages in this distribution channel, including its expertise in training financial institution personnel to sell annuities, life insurance and pension products, its breadth of product offerings, its financial strength, the Nationwide brand name and the ability to offer private-label products.
Pension Plan Administrators. The Company markets group retirement plans organized pursuant to IRC Section 401 and sponsored by employers as part of employee retirement programs through regional pension plan administrators. The Company also has linked pension plan administrators to the financial planning community to sell group pension products. The Company targets employers with 25 to 2,000 employees because it believes that these plan sponsors tend to require extensive record-keeping services from pension plan administrators, and therefore are more likely to become long-term customers.
Life Insurance Specialists. The Company markets COLI and BOLI through life insurance specialists, which are firms that specialize in the design, implementation and administration of executive benefit plans.
Affiliated Distribution
NRS. NRS markets various products and services to the public sector, primarily on a retail basis, through several sales organizations. NRS markets group variable annuities and fixed annuities as well as administration and record-keeping services to state and local governments for use in their IRC Section 457 and Section 401(a) retirement programs. NRS maintains endorsement arrangements with state and local government entities, including the National Association of Counties and the International Association of Fire Fighters.
NFN Producers. NFN producers include Nationwide exclusive agents and independent agents. All agents appointed with Nationwide may be authorized to distribute Nationwide life insurance, annuity, mutual fund and group annuity products. Nationwide exclusive agents sell traditional, universal and variable universal life insurance products, and individual annuities through the licensed agency distribution force of NMIC and primarily target the holders of personal automobile and homeowners’ insurance policies issued by NMIC and affiliated companies. As noted above, NMIC has announced it will complete its transition from utilizing the exclusive agent model in 2020.
Reinsurance
The Company follows the industry practice of reinsuring with other companies a portion of its life insurance, annuity and health risks in order to reduce net liability on individual risks, to provide protection against large losses, achieve greater diversification of risks and obtain statutory capital relief. The maximum net amount at risk of individual ordinary life insurance retained by the Company on any one life is $10 million. The Company cedes insurance on both an automatic basis, whereby risks are ceded to a reinsurer on specific blocks of business where the underlying risks meet certain predetermined criteria, and on a facultative basis, whereby the reinsurer’s prior approval is required for each risk reinsured.
The Company has entered into reinsurance contracts with certain unaffiliated reinsurers to cede a portion of its general account life, annuity and health business. Total amounts recoverable under these unaffiliated reinsurance contracts totaled $15 million and $20 million as of December 31, 2019 and 2018, respectively.
Under the terms of certain contracts, specified assets are generally placed in trusts as collateral for the recoveries. The trust assets are invested in investment-grade securities, the fair value of which must at all times be greater than or equal to 100% or 102% of the reinsured reserves, as outlined in each of the underlying contracts. Certain portions of the Company’s variable annuity guaranteed benefit risks are also reinsured. These treaties reduce the Company’s exposure to death benefit and income benefit guarantee risk in the Life Insurance and Annuities segments. The Company has no other material reinsurance arrangements with unaffiliated reinsurers.
The Company’s material reinsurance agreements with affiliates are the modified coinsurance agreement, pursuant to which NLIC cedes to NMIC nearly all of its accident and health insurance business not ceded to unaffiliated reinsurers, the 100% coinsurance agreement with funds withheld with Eagle to cede specified guaranteed minimum death benefits ("GMDB") and guaranteed lifetime withdrawal benefits ("GLWB") obligations provided under substantially all of the variable annuity contracts issued and to be issued by NLIC, the modified coinsurance agreement with NLAIC, pursuant to which NLIC assumes certain inforce and subsequently issued fixed individual deferred annuity contracts, the modified coinsurance agreement with NLAIC, pursuant to which NLIC assumes certain variable universal life insurance, whole life insurance and universal life insurance policies, and the 100% coinsurance agreement with NLAIC, pursuant to which NLIC assumes a certain life insurance contract, as described in Note 11 to the audited statutory financial statements included in the F pages of this report.
Ratings
Ratings with respect to claims-paying ability and financial strength are one factor in establishing the competitive position of insurance companies. These ratings represent each agency’s opinion of an insurance company’s financial strength, operating performance, strategic position and ability to meet its obligations to policyholders. Such factors are important to policyholders, agents and intermediaries. They are not evaluations directed toward the protection of investors and are not recommendations to buy, sell or hold securities. Rating agencies utilize quantitative and qualitative analysis, including the use of key performance indicators, financial and operating ratios and proprietary capital models to establish ratings for the Company and certain subsidiaries. Ratings are continually evaluated relative to performance, as measured using these metrics and the impact that changes in the underlying business in which it is engaged can have on such measures. In an effort to minimize the adverse impact of this risk, the Company maintains regular communications with the rating agencies, performs evaluations utilizing its own calculations of these key metrics and considers such evaluation in the way it conducts its business.
Ratings are important to maintaining public confidence in the Company and its ability to market annuity and life insurance products. Rating agencies continually review the financial performance and condition of insurers, including the Company. Any lowering of the Company’s ratings could have an adverse effect on the Company’s ability to market its products and could increase the rate of surrender of the Company’s products. Both of these consequences could have an adverse effect on the Company’s liquidity and, under certain circumstances, net income. As of December 31, 2019, NLIC has a financial strength rating of "A+g" (Superior) from A.M. Best Company, Inc. ("A.M. Best") and its claims-paying ability/financial strength is rated "A1" (Good) by Moody’s Investors Service, Inc. ("Moody’s") and "A+" (Strong) by Standard & Poor’s Rating Services ("S&P"). The Company’s financial strength is also reflected in the ratings of its commercial paper, which is rated "AMB-1" by A.M. Best, "P-1" by Moody’s and "A-1" by S& P.
Competition
The Company competes with many other insurers as well as non-insurance financial services companies, some of which offer alternative products and, with respect to other insurers, have higher ratings than the Company. While no single company dominates the marketplace, many of the Company’s competitors have greater financial resources and larger market share than the Company. Competition in the Company’s lines of business is primarily based on price, product features, commission structure, perceived financial strength, claims-paying ability, customer and producer service and name recognition.
See also "Risk Factors – The Company operates in a highly competitive industry, which can significantly impact operating results."
Regulation
Regulation at State Level
NLIC and NLAIC are each domiciled and licensed in the State of Ohio as life insurers and the Ohio Department of Insurance ("ODI") serves as their domiciliary regulator. NLIC is licensed and regulated as a life insurer in all 50 states, the District of Columbia, Guam and Puerto Rico. NLAIC is licensed and regulated as a life insurer in 49 states (excluding New York) and the District of Columbia. JNL is domiciled in the State of Texas, with the Texas Department of Insurance serving as its domiciliary regulator. JNL is licensed as a life insurer in 49 states (excluding New York) and the District of Columbia. JNLNY is domiciled and licensed as a life insurer in the state of New York, with the New York Department of Financial Services ("NY DFS") serving as its domiciliary regulator. Eagle is domiciled in Ohio and is licensed in Ohio as a special purpose financial captive insurance company regulated by ODI. Olentangy is domiciled in Vermont and is licensed in Vermont as a special purpose financial captive insurance company regulated by the Vermont Department of Financial Regulation.
State insurance authorities have broad administrative powers with respect to various aspects of the insurance business including: licensing to transact business; licensing agents; admittance of assets to statutory surplus; regulating premium rates for certain insurance products; approving policy forms; regulating unfair trade and claims practices; establishing reserve requirements and solvency standards; fixing maximum interest rates on life insurance policy loans and minimum accumulation or surrender values; regulating the type, amounts and valuations of investments permitted; regulating reinsurance transactions, including the role of captive reinsurances, and other matters.
The National Association of Insurance Commissioners ("NAIC") is an organization, whose mandate is to benefit state insurance regulatory authorities and consumers by promulgating model insurance laws and regulations for adoption by the States. The NAIC also provides standardized insurance industry accounting and reporting guidance through the NAIC Accounting Practices and Procedures Manual ("the Accounting Manual"). However, model insurance laws and regulations are only effective when adopted by the States, and statutory accounting and reporting principles continue to be established by individual state laws, regulations and permitted practices. Changes to the Accounting Manual or modifications by the various state insurance departments may affect the statutory capital and surplus of NLIC, NLAIC, JNL, JNLNY, Olentangy and Eagle.
Insurance Holding Company Regulation
NLIC is a wholly-owned subsidiary of NFS, which in turn is a wholly-owned subsidiary of Nationwide Corp., a majority-owned subsidiary of NMIC. NMIC is the lead entity of the Nationwide group of companies. As such, NMIC is subject to the insurance holding company acts of each of the states of domicile of its insurance subsidiaries and affiliates. All states have enacted legislation that requires each insurance holding company and each insurance company in an insurance holding company system to register with the insurance regulatory authority of the insurance company’s state of domicile and to furnish annually financial and other information concerning the operations of companies within the holding company system that materially affect the operations, management or financial condition of the insurers within that system. Generally, under such laws, transactions within the insurance holding company system to which the Company’s operating insurance companies are a party must be fair and reasonable, and, if material or of a specified category, they require prior notice and approval or non-disapproval by the state of domicile of each insurance company that is party to the transaction. In addition, under such laws, a state insurance authority usually must approve in advance the direct or indirect acquisition of 10% or more of the voting securities of an insurance company domiciled in its state.
Group-Wide Supervision
The NAIC has promulgated model laws for adoption in the United States that would provide for "group-wide" supervision of certain insurance holding companies in addition to the current regulation of insurance subsidiaries. While the timing of their adoption and content will vary by jurisdiction, the following generally represent the areas of focus in these model laws: (1) uniform standards for insurer corporate governance; (2) group-wide supervision of insurance holding companies; (3) adjustments to risk-based capital calculations to account for group-wide risks; and (4) additional regulatory and disclosure requirements for insurance holding companies.
Some laws which facilitate group-wide supervision have already been enacted in the jurisdictions in which the Company operates, such as Own Risk and Solvency Assessment ("ORSA") reporting, which requires larger insurers to assess the adequacy of its and its group’s risk management and current and future solvency position, and Corporate Governance Annual Disclosure reporting, which requires insurance groups to report on their governance structure, policies and practices. The NAIC has also formed a working group to develop a U.S. group capital calculation using a Risk Based Capital ("RBC") aggregation methodology. Field testing for the group capital calculation phase began in May 2019 with over 30 volunteer U.S. based firms, including property and casualty, life, and health insurers. Field testing may conclude later this year at which time current plans call for final decisions to be made on any outstanding issues. In constructing the calculation, the working group is considering group capital developments undertaken by the Federal Reserve Board ("Federal Reserve") and the International Association of Insurance Supervisors ("IAIS"). At this time, we cannot predict what, if any, additional capital requirements and compliance costs any new group-wide standards will impose on the Company.
Principles-Based Reserving
In June 2016, the NAIC adopted a recommendation that will activate a principles-based reserving approach for life insurance products. Principles-based reserving replaces the reserving methods for life insurance products for which the current formulaic basis for reserves may not fully reflect the risks or costs of the liability or obligations of the insurer. The principles-based reserving approach had a three-year phase in period. At the Company’s discretion, it may be applied to new individual life business beginning as early as January 1, 2017, and must be applied for all new individual life business issued January 1, 2020 and later. Principles-based reserving will not affect reserves for policies in force prior to January 1, 2017. The application of the principles-based reserving approach had no material impact on the Company’s statutory financial statements.

Captive Reinsurance Regulation
The NAIC continues to consider changes that would regulate more strictly captive reinsurance companies that assume business directly written in more than one state.
The NAIC Model Regulation entitled "Valuation of Life Insurance Policies," commonly known as "Regulation XXX," establishes statutory reserve requirements for term life insurance policies and universal life insurance policies with secondary guarantees, such as those issued by NLAIC and reinsured by its captive, Olentangy. Actuarial Guideline 38 ("AG 38") clarifies the application of Regulation XXX with respect to certain universal life insurance products with secondary guarantees. As the result of an NAIC study on the use of captives and special purpose vehicles to transfer insurance risk-related products subject to Regulation XXX and AG 38, Actuarial Guideline 48 ("AG 48") was created. The purpose and intent of AG48 is to establish uniform, national standards governing Regulation XXX and AG 38 reserve financing arrangements. The provisions of AG 48 apply to new policies that were issued on or after January 1, 2015. The NAIC adopted a revised Credit for Reinsurance Model Law in January 2016 and the Term and Universal Life Insurance Reserving Financing Model Regulation in December 2016 to replace AG 48. The model regulation is consistent with AG 48, and will replace AG 48 in a state upon the state’s adoption of the model law and regulation. AG 48 and the model laws and regulations currently have no effect on the Company as policies issued by NLAIC and reinsured by its captive, Olentangy, were issued and ceded prior to January 1, 2015.
The NAIC and state and federal regulators also continue to study the use of captive reinsurance companies for variable annuities. In November 2015, the NAIC adopted the Variable Annuities Framework for Change, which outlines the NAIC’s commitment to change in concept the statutory framework to address concerns that have led to the utilization of captive reinsurance transactions for variable annuity business, in order to create more consistency across regulators and remove the impetus for insurers to cede risk to captives. The framework contemplates changes to the guidance and rules governing variable annuities, including with regard to reserving, capital, accounting, derivative use limitations and disclosure. In 2018, the NAIC adopted a framework for proposed revisions to the current Actuarial Guideline No. 43 ("AG 43") and RBC "C-3 Phase II" system applicable to variable annuities reserve and capital requirements. Proposed changes include: (i) aligning economically-focused hedge assets with liability valuations; (ii) reforming standard scenarios for AG 43 and C3 Phase II; (iii) revising asset admissibility for derivatives and deferred tax assets; and (iv) standardizing capital market assumptions and aligning total asset requirements and reserves. The NAIC has implemented the revised framework in 2019 with a January 1, 2020 effective date and an optional three-year phase in. The impact to the Company will likely be minimal due to its continued utilization of a captive which will not be impacted by AG 43 and will result in a reduction of AG 43-related reserves that were not ceded to the captive. See also "Risk Factors - The Company may be unable to mitigate the impact of Regulation XXX and Actuarial Guideline 38, potentially resulting in a negative impact to its capital position".
Macro-Prudential Supervision
In 2017 the NAIC introduced a working plan—referred to as the Macro-Prudential Initiative ("MPI")—to improve state macro-prudential supervisory tools. The MPI focuses on four areas for potential enhancement: (1) liquidity, (2) recovery and resolution, (3) capital stress testing, and (4) identifying exposure concentrations. The NAIC explained that the key objectives of the MPI are to better monitor and respond to the impact of external financial and economic risk to supervised firms; better monitor and respond to risks emanating from or amplified by the supervised firms that might be transmitted externally and which may result in significant market impacts or financial, reputational, litigation, or regulatory risks for the firm; and increase public awareness of NAIC/state monitoring capabilities regarding macro-prudential trends within the U.S. insurance sector and their implications. On December 9, 2019, the NAIC released for comment a proposed liquidity stress test ("LST") framework for qualifying life insurers. As currently proposed, the findings from the annual stress test will be aggregated and reported as part of the NAIC’s continuing macroprudential monitoring efforts. This initial exposure focuses on the LST itself which is but one piece of a broader LST framework. This broader framework, still to be developed, will address model laws to establish regulatory authority, confidentiality, and other policy considerations. Given the uncertainty of the ultimate outcome of this initiative, at this time the Company is unable to estimate the expected effects on its future capital and financial position and results of operations.
Regulation of Dividends and Other Distributions
See Note 14 to the audited statutory financial statements in the F pages of this report for a discussion of dividend restrictions.

Annual and Quarterly Reports and Statutory Examinations
Insurance companies are required to file detailed annual and quarterly statutory financial statements with state insurance regulators in each of the states in which they do business, in accordance with accounting practices and procedures prescribed or permitted by these state insurance departments, and accounts are subject to examination by such regulators at any time.
In addition, insurance regulators periodically examine an insurer’s financial condition, adherence to statutory accounting practices, and compliance with insurance department rules and regulations. NLIC, NLAIC, and JNL each file reports with state insurance departments regarding management’s assessment of internal controls over financial reporting in compliance with the Annual Financial Reporting Model Regulation, as adopted in the states in which they do business.
As part of their routine regulatory oversight process, state insurance departments periodically conduct detailed examinations, generally once every three to five years, of the books, records and accounts of insurance companies domiciled in their states. Such examinations generally are conducted in coordination with the insurance departments of other domestic states under guidelines promulgated by the NAIC. The ODI’s most recently completed financial examination of NLIC and NLAIC concluded in 2018 and was for the five-year period ended December 31, 2016.
The most recently completed financial examination of JNL and JNLNY by Texas and New York, respectively, was as of December 31, 2016 and concluded in 2018.
Vermont, in coordination with the timing of the ODI exams above, completed an examination of Olentangy in 2018 for the two-year period ended December 31, 2016. The examinations for NLIC, NLAIC, JNL, JNLNY, and Olentangy were completed during the second quarter of 2018 and did not result in any significant issues or adjustments. The examination reports are available to the public.
Market Conduct
State insurance regulatory authorities regularly make inquiries, hold investigations and administer market conduct examinations with respect to insurers’ compliance with applicable insurance laws and regulations, including among other things, the form and content of disclosure to consumers, advertising, sales practices and complaint handling. State regulators have imposed significant fines on various insurers for improper market conduct. NLIC, NLAIC, JNL and JNLNY continually monitor sales, marketing and advertising practices and related activities of agents and personnel and provide continuing education and training in an effort to ensure compliance with applicable insurance laws and regulations. There can be no guarantee that any non-compliance with such applicable laws and regulations would not have a material adverse effect on the Company.
Guaranty Associations and Similar Arrangements
Each of the 50 states of the U.S. and the District of Columbia have laws requiring insurance companies doing business within its jurisdiction to participate in various types of guaranty associations or other similar arrangements. These arrangements provide certain levels of protection to policy owners from losses arising from insurance policies or annuity contracts issued by insurance companies that become impaired or insolvent. Typically, assessments are levied (up to prescribed limits) on member insurers on a basis which is related to the member insurer’s proportionate share of the business written by all member insurers, in the lines of business in which the impaired or insolvent member insurer was writing. Some jurisdictions permit member insurers to recover assessments paid through full or partial premium tax offsets, usually over a period of years.
Assessments levied against the Company and subsidiaries during the past three years have not been material. The amount and timing of any future assessment on or refund to NLIC, NLAIC, JNL, or JNLNY under these laws are beyond the control of NLIC, NLAIC, JNL, and JNLNY. A portion of the assessments paid by NLIC, NLAIC, JNL, or JNLNY pursuant to these laws may be used as credits for a portion of NLIC, NLAIC, JNL, or JNLNY’s premium taxes. For the years ended December 31, 2019, 2018 and 2017, credits received by the Company were immaterial.
Statutory Surplus
As licensed insurers, NLIC, NLAIC, JNL and JNLNY are subject to the supervision of the regulators of each state, and each state has the discretionary authority, in connection with the ongoing licensing of such entity, to limit or prohibit writing new business within its jurisdiction when, in the state’s judgment, such entity is not maintaining adequate statutory surplus or capital or is operating in a hazardous financial condition. The Company does not currently anticipate that any regulator would limit the amount of new business that NLIC, NLAIC, JNL and JNLNY may write due to an inability to meet the levels of statutory surplus required by the regulators. Olentangy is subject to the specific requirements and restrictions of its Licensing Order, as issued by the State of Vermont, and Eagle is subject to the specific requirements and restrictions of its Licensing Order, as issued by the State of Ohio.
Risk-Based Capital
NLIC, NLAIC, JNL, JNLNY, Olentangy and Eagle are subject to the RBC requirements for life insurance companies. All states have adopted the NAIC RBC model law or a substantially similar law. The RBC calculation, which regulators use to assess the sufficiency of an insurer’s statutory surplus, measures the risk characteristics of a company’s assets, liabilities and certain off-balance sheet items. In general, RBC is calculated by applying factors to various asset, premium, claim, expense and reserve items. The requirements result in insurers maintaining, for the protection of policyholders, capital in excess of statutory surplus requirements. Insurers having less statutory surplus than required by the RBC model formula will be subject to varying degrees of regulatory action depending on the level of capital inadequacy. See Note 14 to the audited statutory financial statements included in the F pages of this report for additional discussion of RBC requirements. Olentangy is subject to the separate requirements and restrictions of its Licensing Order, as issued by the State of Vermont. Eagle is subject to the separate requirements and restrictions of its Licensing Order, as issued by the State of Ohio.
Annuity Sales Practices
The Company’s annuity sales practices are subject to strict regulation. State insurance and certain federal regulators are becoming more active in adopting and enforcing suitability standards that create additional responsibilities with respect to sales of annuities, both fixed and variable. Such regulations and responsibilities could increase the Company’s operational costs or compliance costs or burdens, or expose the Company to increased liability for any violation of such regulations and responsibilities.
On February 13, 2020, the NAIC adopted revisions to the model annuity suitability rule to incorporate a heightened standard of care. The adoption of amendments by the NAIC may result in additional activities necessary to comply following the subsequent adoption by individual states. Additionally, some state insurance and securities regulators are actively engaged in the development and adoption of rulemaking in this space independent from the NAIC.
Regulation of Investments
The Company is subject to state laws and regulations that require diversification of its investment portfolios and limit the amount of investments in certain investment categories such as below-investment grade fixed income securities, real estate-related equity and common stocks. Failure to comply with these laws and regulations would cause investments exceeding regulatory limitations to be treated as non-admitted assets for purposes of measuring statutory surplus, and, in some instances, could require divestiture of such non-qualifying investments. The Company believes that its investments are in compliance, in all material respects, with such laws and regulations as of December 31, 2019.
Federal Initiatives
Although the U.S. federal government generally has not directly regulated the insurance business, federal legislation and administrative policies, including the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 ("the Dodd-Frank Act") expanded the federal presence in insurance oversight.
The Dodd-Frank Act established the Financial Stability Oversight Counsel ("FSOC"), which has authority to designate non-bank financial companies as systemically important financial institutions ("non-bank SIFIs"), thereby subjecting them to enhanced prudential standards and supervision by the Federal Reserve. The prudential standards for non-bank SIFIs include enhanced RBC requirements, leverage limits, liquidity requirements, single counterparty exposure limits, governance requirements for risk management, stress test requirements, special debt-to-equity limits for certain companies, early remediation procedures and recovery and resolution planning. It is possible, although not likely, that the Company could be designated as a non-bank SIFI by the FSOC. Being so designated would subject the Company to enhanced oversight and prudential standards by the Federal Reserve, beyond those applicable to our competitors not so designated.
On December 4, 2019, the FSOC approved a proposal that would significantly alter its process for making such non-bank SIFI designations. Among other things, the new guidance will: require the FSOC to focus on regulating activities that pose systemic risk, allowing for the involvement of primary regulators, rather than designations of individual firms (also known as an "activities-based approach"); shorten the designation process by removing the first step from what is currently a three-step process; invite participation from firms under consideration for designation earlier in the designation process to provide greater transparency; require a cost-benefit analysis prior to making a designation, which must include a determination of the likelihood of the potential systemic impact actually occurring; and clarify the "off ramp" process for firms who have been designated as SIFIs.
In addition, the Dodd-Frank Act established the Federal Insurance Office ("FIO") within the U.S. Department of the Treasury ("Treasury"), which has the authority to participate on behalf of the U.S. in the negotiations of international insurance agreements with foreign regulators, as well as to collect information about the insurance industry and recommend prudential standards, and, along with the U.S. Trade Representative ("USTR"), to enter into covered agreements with one or more foreign governments which have the ability to preempt inconsistent state insurance measures. While not having general supervisory or regulatory authority over the business of insurance, the director of the FIO will perform various functions with respect to insurance (other than health insurance), including serving as a non-voting member of FSOC and making recommendations to FSOC regarding insurers to be designated for more stringent regulation.
Further, Dodd-Frank Act established the Consumer Financial Protection Bureau ("CFPB") as an independent agency within the Federal Reserve to supervise and regulate institutions that provide certain financial products and services to consumers. Although consumer financial products and services generally exclude the business of insurance, the CFPB does have authority to regulate non-insurance consumer financial products and service.
Securities Laws
Certain of NLIC, NLAIC and JNF’s products, policies and contracts are subject to regulation under the federal securities laws administered by the Securities and Exchange Commission ("SEC") and under certain state securities laws. Certain separate accounts of NLIC, NLAIC, JNL and JNLNY are registered as investment companies under the Investment Company Act of 1940, as amended. Separate account interests under certain variable annuity contracts and variable insurance policies issued by NLIC, NLAIC, JNL and JNLNY are also registered under the Securities Act of 1933 (the "Securities Act"). NISC and JNSC, subsidiaries of the Company, are registered as broker-dealers under the Securities Exchange Act of 1934, and are members of, and subject to regulation by, the Financial Industry Regulatory Authority and are also subject to the SEC’s net capital rules.
NIA, a subsidiary of the Company, is an investment advisor registered under the Investment Advisors Act of 1940, as amended, and under the Securities Act.
All aspects of investment advisory activities are subject to applicable federal and state laws and regulations in the jurisdictions in which they conduct business. These laws and regulations are primarily intended to benefit investment advisory clients and investment company shareholders and generally grant supervisory agencies broad administrative powers, including the power to limit or restrict the transaction of business for failure to comply with such laws and regulations. In such events, the possible sanctions which may be imposed include the suspension of individual employees, limitations on the activities in which the investment advisor may engage, suspension or revocation of the investment advisor’s registration as an advisor, censure and fines.
On June 5, 2019, the SEC adopted a package of rulemaking and interpretive guidance regarding the standards of conducts for broker-dealers and investment advisors. Of particular note was the adoption of a new "best interest" standard for broker-dealers when making recommendations to retail customers of any securities transaction or investment strategy involving securities. Also adopted as part of the package is a new "relationship summary" disclosure requirement for broker-dealers and investment advisors that must be provided to "retail investors." Generally, compliance with the SEC’s adopted package of rulemaking and interpretive guidance is required by June 30, 2020.
Derivatives Regulation
The Company’s derivatives use is subject to statutory and regulatory requirements of the states of Ohio, the Company’s domiciliary state, and New York, where the Company is licensed to sell certain products. Each state requires the Company to follow a board-approved derivatives’ use plan. The Company’s derivatives’ use plan meets the requirements of both states. While the statutory constructs and regulatory oversight of Ohio and New York are historically consistent, there is a possibility the two states could diverge in their respective regulation of the Company’s derivatives use creating additional expense or lost opportunity to the Company.
Title VII of the Dodd-Frank Act is a framework to regulate the over-the-counter ("OTC") derivatives markets through the required clearing of certain types of OTC transactions and the posting of collateral, each of which results in additional risk mitigation costs to the Company. NLIC and NLAIC, currently required to clear specified OTC derivatives products, expect to be subject to the posting and collection of initial margin on its non-cleared OTC derivatives portfolios with certain of their counterparties beginning in September of 2021. These increased initial margin requirements, may require the

Company to hold more cash and highly liquid securities with lower yields than it might otherwise hold in the absence of the initial margin requirements; potentially resulting in a reduction of investment income. Furthermore, US and global regulation of the derivatives markets continues to evolve, potentially creating unexpected costs as well as opportunities.
Privacy and Cybersecurity Regulation
The Company is regulated by the federal Gramm-Leach-Bliley Act ("GLBA") and subject to federal and state regulations promulgated thereunder that require financial institutions and other businesses to ensure the privacy, security and confidentiality of nonpublic personal information, including laws that regulate the use and disclosure of, among others, Social Security numbers and health information. Federal and state laws require notice to affected individuals, law enforcement, regulators and others if there is a breach of the security of certain personal information, including Social Security numbers and health information. Federal regulations require financial institutions and creditors to implement effective programs to detect, prevent, and mitigate identity theft. Federal and state laws and regulations regulate the ability of financial institutions to make telemarketing calls and to send unsolicited commercial e-mail, text or fax messages to consumers and customers. Federal laws and regulations regulate the permissible uses of certain personal information, including consumer report information. Federal and state legislatures and regulatory bodies continue to expand regulation regarding these subjects and the privacy and security of personal information. Despite functionally similar laws and regulations, there is ongoing risk of non-uniform regulatory interpretation and application, due to the multiplicity of state and federal regulators examining the Company.
The California Consumer Privacy Act of 2018 (the "CCPA") grants all California residents the right to know the information a business has collected from them and the sourcing and sharing of that information, as well as a right to have a business delete their personal information (with some exceptions). The CCPA’s definition of "personal information" is more expansive that those found in other privacy laws applicable to the Company in the United States. Failure to comply with CCPA could result in regulatory fines, further, the law grants a right of action for any unauthorized disclosure of personal information as a result of failure to maintain reasonable security procedures. The CCPA became effective on January 1, 2020, with enforcement to occur six months after a final regulation is promulgated, or July 1, 2020, whichever is sooner.
New York’s cybersecurity regulation for financial services institutions, including insurance entities under its jurisdiction, requires entities to establish and maintain a cybersecurity program designed to protect consumer’s private data. The regulation specifically provides for: (i) controls relating to the governance framework for a cybersecurity program; (ii) risk-based minimum standards for technology systems for data protection; (iii) minimum standards for cyber breach responses, including notice to NY DFS of material events; and (iv) identification and documentation of material deficiencies, remediation plans and annual certification of regulatory compliance with the NY DFS.
In addition, on October 24, 2019, the NAIC adopted the Insurance Data Security Model Law ("the Cybersecurity Model Law"), which establishes events involving unauthorized access to, or the misuse of, certain nonpublic information. The Cybersecurity Model Law has been adopted in Ohio and several other states. Additional states may follow. The Cybersecurity Model Law could impose significant new regulatory burdens intended to protect the confidentiality, integrity and availability of information systems. The NAIC model law is functionally similar to the NY DFS rule.
Compliance with existing and emerging privacy and cybersecurity regulations could result in increased compliance costs and/or lead to changes in business practices and policies, and any failure to protect the confidentiality of client information could adversely affect our reputation and have a material effect on our business, financial condition and results of operations.
Employee Retirement Income Security Act
On June 21, 2018, the United States Court of Appeals for the Fifth Circuit vacated the Department of Labor’s 2016 Fiduciary Rule. As a result, the fiduciary standards under ERISA revert to those in place before the issuance of the regulations, e.g., the "Five Part Test". The Department of Labor has indicated in its most recent published regulatory agenda that it expects to undertake additional rulemaking related to fiduciary standards under ERISA.
In addition, ERISA fiduciary obligations are imposed on certain assets in excess of amounts necessary to satisfy guaranteed obligations held by an insurance company in its general account under a participating group annuity contract to the extent that the insurer’s general account is not reserved to pay benefits under guaranteed benefit policies (i.e., benefits whose value would not fluctuate in accordance with the insurer’s investment experience). ERISA requires that fiduciaries perform their duties solely in the interest of ERISA plan participants and beneficiaries and with the care, skill, prudence and diligence that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

See also "Risk Factors—Changes to regulations under ERISA could adversely affect the Company’s distribution model by restricting the Company’s ability to provide customers with advice."
Tax Matters
Life insurance products may be used to provide income tax deferral and income tax free death benefits. Annuity contracts may be used to provide income tax deferral. The value of these benefits is related to the level of income tax rates and capital gains tax rates. Changes to the income tax rates and the capital gains tax rates can affect the value of these benefits, and therefore the desirability of those products.
On December 22, 2017, the federal Tax Cuts and Jobs Act ("the Act"), was signed into law. The Act made broad and complex changes to the U.S. tax code, including the reduction of the U.S. corporate income tax rate from 35 percent to 21 percent effective January 1, 2018. The Company continues to monitor and assess, as it is issued, IRS guidance addressing implementation of various provisions of the Act to determine potential impact on the Company’s life and annuity offerings and the resulting financial conditions or results of operations of the Company.
Additional changes to the IRC to address the fiscal challenges currently faced by the federal government may also be made. These changes could include changes to the taxation of life insurance, annuities, mutual funds, retirement savings plans, and other investment alternatives offered by the Company. Such changes could have an adverse impact on the desirability of the products offered by the Company.
Legal Proceedings
See Note 13 to the audited statutory financial statements, included in the F pages of this report, for a description of litigation and regulatory actions.
Employees
The Company does not have any employees of its own, but rather is provided personnel by NMIC pursuant to a cost sharing agreement. As of December 31, 2019, the Company had approximately 4,016 individuals providing service to it, none of whom were covered by a collective bargaining agreement.
Risk Factors
Risks Related to Economic and Financial Market Conditions
Adverse capital and credit market conditions may significantly affect the Company’s ability to meet liquidity needs and access the capital required to operate its business, most significantly its insurance operations.
The Company’s insurance, annuity and investment products, as well as its investment returns and access to and cost of financing, are sensitive to disruptions, uncertainty or volatility in the capital and credit markets, thereby ultimately impacting the Company’s profitability and ability to support or grow its businesses. In the insurance industry, liquidity refers to the ability of an enterprise to generate adequate amounts of cash from its normal operations in order to meet its financial commitments. The principal sources of the Company’s liquidity are insurance premiums, annuity considerations, deposit funds and cash, including from its investment portfolio and assets. Sources of liquidity also include surplus notes and a variety of short-term debt instruments, including intercompany borrowings, FHLB programs and commercial paper.
In the event current resources do not satisfy the Company’s needs, the Company may have to seek additional financing. The availability of additional financing will depend on a variety of factors, including market conditions, the availability of credit generally and specifically to the financial services industry, market liquidity, the Company’s credit ratings, as well as the possibility that customers or lenders could develop a negative perception of the Company’s long- or short-term financial prospects if it incurs large investment losses or if its level of business activity decreases. Similarly, the Company’s access to funds may be impaired if regulatory authorities or rating agencies take negative actions against it. The Company’s internal sources of liquidity may prove to be insufficient, and in such a case, it may not be able to successfully obtain additional financing on favorable terms, or at all.
As such, the Company may be forced to issue debt with terms and conditions that may be unfavorable to it, bear an unattractive cost of capital or sell certain assets, any of which could decrease the Company’s profitability and significantly reduce its financial flexibility. The Company’s results of operations, financial condition and cash flows could be materially adversely affected by disruptions in the capital and credit market.

Difficult conditions in the global economy and capital markets could adversely affect the Company’s business and operating results and these conditions may not improve in the near future.
At times throughout the past few years, volatile conditions have characterized financial markets. Stressed conditions, volatility and disruptions in global capital markets, particular markets or financial asset classes could adversely affect the Company’s investment portfolio. Disruptions in one market or asset class can also spread to other markets or asset classes.
General economic conditions could also adversely affect the Company by impacting consumer behavior and pressuring investment results. Consumer behavior changes could include decreased demand for the Company’s products. For example, holders of interest-sensitive life insurance and annuity products may engage in an elevated level of discretionary withdrawals of contractholder funds. Investment results could be adversely affected as deteriorating financial and business conditions affect the issuers of the securities in the investment portfolio.
The impact on distributors, vendors and customers of sustained or significant deterioration in economic conditions could adversely affect the Company’s business.
The Company is exposed to risks associated with the potential financial instability of its customers and distributors, many of whom may be adversely affected by volatile conditions in the financial markets or an economic slowdown. As a result of uncertainties with respect to financial institutions and the global credit markets, increases in energy costs, and other macroeconomic challenges currently or potentially affecting the economy of the U.S. and other parts of the world, customers and distributors may experience serious cash flow problems and other financial difficulties. In addition, events in the U.S. or foreign markets and political and social unrest in various countries around the world can impact the global economy and capital markets. The impact of such events is difficult to predict. Protectionist trade policy actions, such as tariffs and quotas could adversely affect the Company’s investment results, as an increase in the scope and size of tariffs could disrupt global supply chains and increase inflationary pressures which may have an adverse effect on economic activity. As a result, they may modify, delay, or cancel plans to buy or sell the Company’s products, or make changes in the mix of products bought or sold, that are unfavorable to the Company.
In addition, the Company is susceptible to risks associated with the potential financial instability of the vendors on which the Company relies to provide services or to whom the Company delegates certain functions. The same conditions that may affect the Company’s distributors could also adversely affect the Company’s vendors, causing them to significantly and quickly increase their prices or reduce their output. The Company’s business depends on its ability to perform, in an efficient and uninterrupted fashion, its necessary business functions, and any interruption in the services provided by third parties could also adversely affect the Company’s business, results of operations and financial condition.
Potential changes to the manner in which the London Inter-bank Offered Rate ("LIBOR") is determined and the potential for the replacement or discontinuation of LIBOR as a benchmark interest rate may affect the Company’s cost of capital and net investment income.
LIBOR is an interest rate benchmark which underpins hundreds of trillions of dollars of financial contracts around the world; it is available in five currencies and a range of tenors. On July 27, 2017, the U.K. Financial Conduct Authority announced that it will no longer persuade or compel LIBOR panel banks to submit LIBOR quotes after 2021. It remains unclear if, how and in what form, LIBOR may continue to exist after that date. The U.S. Federal Reserve, based on the recommendations of the New York Federal Reserve’s Alternative Reference Rate Committee (constituted of major derivative market participants and their regulators), has begun publishing a Secured Overnight Funding Rate ("SOFR") which is intended to replace U.S. dollar LIBOR, and SOFR-based investment products have been issued in the U.S. Proposals for alternative reference rates for other currencies have also been announced or have already begun publication. Markets are slowly developing in response to these new rates and questions around liquidity in these rates and how to appropriately adjust these rates to eliminate any economic value transfer at the time of transition remain a significant concern for the Company and others in the marketplace. The effect of any changes or reforms to LIBOR or discontinuation of LIBOR on new or existing financial instruments to which the Company has exposure or the activities in the Company’s businesses will vary depending on a variety of factors. Accordingly, it is difficult to predict the full impact of the transition away from LIBOR on certain derivatives and floating rate securities the Company holds, and any other assets, liabilities, models, assumptions, and the cost of capital, as well as contractual rights and obligations, whose value is tied to LIBOR. The value or profitability of these products and instruments may be adversely affected.

Risks Related to Investments
The Company is exposed to significant financial market risk, which may adversely affect its results of operations and financial condition, and may cause the Company’s net investment income to vary from period to period.
The Company is exposed to significant financial market risk, including changes in interest rates, credit spreads, equity prices, real estate values, foreign currency exchange rates, domestic and foreign market volatility, the performance of the economy in general, the performance of specific obligors included in its portfolio and other factors outside the Company’s control. Adverse changes in these rates, spreads and prices may occur due to changes in monetary policy and the economic climate, the liquidity of a market or market segment, investor return expectations and/or risk tolerance, insolvency or financial distress of key market makers or participants, or changes in market perceptions of credit worthiness.
The Company’s exposure to interest rate risk relates primarily to the market price and cash flow variability associated with changes in interest rates. The Company’s investment portfolio contains interest rate sensitive instruments, such as bonds and derivatives, which may be adversely affected by changes in interest rates from governmental monetary policies, domestic and international economic and political conditions and other factors beyond its control. During periods of low or declining interest rates, as cash becomes available from premiums on insurance and annuity policies and from the maturity, redemption or sale of existing securities or from other sources or as securities are realized prior to maturity, the yield on new investments will be lower than that on existing investments, thus lowering the average yield that the Company earns on its investment portfolio. Although the Company seeks to carefully measure and manage its interest rate risk positions, the Company’s estimate of the liability cash flow profile may be inaccurate, and it might need to sell assets in order to cover the liability, which could adversely affect the Company’s financial position and results of operations.
The Company’s insurance and investment products are also sensitive to interest rate fluctuations and expose the Company to the risk that falling interest rates or credit spreads will reduce the Company’s margin, or the difference between the returns earned on the investments that support the obligations under these products and the amounts that must be paid to policyholders and contractholders. Because the Company may reduce the interest rates credited on most of these products only at limited, pre-established intervals, and because some contracts have guaranteed minimum interest crediting rates, or may be subject to regulatory minimum rates, declines in interest rates may adversely affect the profitability of these products.
There may be economic scenarios, including periods of rising interest rates, that increase the attractiveness of other investments to the Company’s customers, which could increase life insurance policy loan, surrender, and withdrawal activity in a given period. Such situations could result in cash outflows requiring that the Company sell investments at a time when the prices of those investments are adversely affected, which may result in realized investment losses. Unanticipated withdrawals and terminations may also cause the Company to accelerate other expenses, which reduces net income in the period of the acceleration.
The Company’s exposure to credit spreads primarily relates to market price and cash flow variability associated with changes in credit spreads. A widening of credit spreads would increase unrealized losses or decrease unrealized gains in the investment portfolio and, if issuer credit spreads increase as a result of fundamental credit deterioration, would likely result in higher other-than-temporary impairments. Credit spread tightening will reduce net investment income associated with new purchases of fixed securities.
The Company invests or may invest a portion of its portfolio in alternative investments, such as private equity funds, real estate funds, hedge funds and tax credit funds. The capital and surplus of the Company can be affected by changes in the underlying value of the investments. In addition, the timing and amount of distributions from such funds, which depend on particular events relating to the underlying investments, as well as the funds’ schedules for making distributions, can be inherently difficult to predict and can impact the Company’s net realized capital gains and losses.
The Company’s exposure to equity risk relates primarily to the potential for lower earnings associated with certain of the Company’s insurance businesses, such as variable annuities and investment advisory business, in each case where fee income is generally earned based upon the fair value of the assets under management. In addition, certain of the Company’s annuity products offer guaranteed benefits, which increase its potential benefit exposure. Statutory reserve and capital requirements for these products are sensitive to market movements, which could deplete capital. Increased reserve and capital requirements could lead to rating agency downgrades.

The Company is exposed to many different industries, issuers, and counterparties, and routinely executes transactions with counterparties in the financial services industry, including brokers and dealers, commercial banks, investment banks, hedge funds and other investment funds and institutions. Many of these transactions expose the Company to credit risk in the event of default of the counterparty. While counterparty risk is generally secured, the Company’s credit risk may be exacerbated when the collateral held by the Company cannot be realized upon or is liquidated at prices not sufficient to recover the full amount of the loan or derivative exposure due to it. The Company may have further exposure to these issuers in the form of holdings in unsecured debt instruments, derivative transactions and stock investments of these issuers. Realized losses or impairments to the carrying value of these assets may materially and adversely affect the Company’s business, results of operations and financial condition.
For additional information on market risk, see Quantitative and Qualitative Disclosures about Market Risk.
The Company uses derivative instruments to manage exposures and mitigate risks. See Note 2 and Note 6 to the audited statutory financial statements in the F pages of this report for additional information regarding the Company’s use of derivatives instruments.
The Company maintains an Asset Valuation Reserve ("AVR") as prescribed by the NAIC for the purpose of offsetting potential credit related investment losses on each invested asset category, excluding cash, policy loans and income receivable. The Company records an Interest Maintenance Reserve ("IMR") as prescribed by the NAIC, which represents the net deferral for interest-related gains or losses arising from the sale of certain investments, such as bonds, mortgage loans and loan-backed and structured securities sold. See Note 2 and to the audited statutory financial statements in the F pages of this report for additional information regarding the Company’s use of an AVR and IMR.
Some of the Company’s investments are relatively illiquid.
The Company holds certain investments that may lack liquidity, such as privately placed bonds and structured securities based upon residential or commercial mortgage loans or trust preferred securities, commercial mortgage loans, policy loans, consumer loans secured by securities portfolios, equity real estate, including real estate joint ventures and other limited partnership interests.
If the Company requires significant amounts of cash on short notice in excess of normal cash requirements or is required to post or return collateral in connection with the investment portfolio, derivatives transactions or securities lending activities, the Company may have difficulty selling these investments in a timely manner, be forced to sell them for less than the Company otherwise would have been able to realize, or both.
The Company does not have the intent to sell, nor is it more likely than not that it will be required to sell, bonds and stocks in an unrealized loss position. Investment losses, however, may be realized to the extent liquidity needs require the disposition of bonds and stocks in unfavorable interest rate, liquidity or credit spread environments.
The Company has exposure to mortgage-backed securities, which could cause declines in the value of its investment portfolio.
Securities and other capital markets products connected to residential mortgage lending, particularly those backed by non-agency loans, may become less liquid. The value of the Company’s investments in mortgage-backed securities may be negatively impacted by an unfavorable change in or increased uncertainty regarding delinquency rates, foreclosures, home prices, and refinancing opportunities. In addition, securities backed by commercial mortgages are sensitive to the strength of the related underlying mortgage loans, the U.S. economy, and the supply and demand for commercial real estate. Deterioration in the performance of the residential and commercial mortgage sector could cause declines in the value of that portion of the Company’s investment portfolios.
Defaults on commercial mortgage loans and volatility in performance may adversely affect the Company’s results of operations and financial condition.
A decline in the commercial real estate market within the U.S. resulting from changes in interest rates, real estate market conditions or an economic downturn may have a negative impact on the value of the Company’s commercial mortgage loan portfolio. The Company has a broadly diversified commercial mortgage loan portfolio (i.e., property type or geographic location), but negative developments across a certain property type or the occurrence of a negative event within a geographic region may have a significant negative impact, if the Company has some concentration risk within that property type or geographic region. The Company’s operations and financial conditions may be adversely affected from an increase in borrower defaults within the Company’s commercial mortgage loan portfolio.

The determination of the amount of allowances and impairments taken on the Company’s investments is judgmental and could materially impact its results of operations or financial position.
The Company’s determination of the amount of allowances and impairments varies by investment type and is based on its periodic evaluation and assessment of known and inherent risks associated with the relevant asset class. Such evaluations and assessments are revised as conditions change and new information becomes available. The Company updates its evaluations regularly and reflects changes in allowances and impairments in operations as such evaluations are revised. Market volatility can make it more difficult to value the Company’s securities if trading in such securities becomes less frequent. In addition, a forced sale by holders of large amounts of a security, whether due to insolvency, liquidity, or other issues with respect to such holders, could result in declines in the price of a security. Furthermore, additional impairments may need to be taken or allowances provided for in the future. Historical trends may not be indicative of future impairments or allowances.
For additional information on the Company’s allowance and impairment review process, see Note 2 to the audited statutory financial statements included in the F pages of this report.
The Company’s valuation of investments is based on amortized cost, fair value, and the equity method of accounting in the Company’s statutory financial statements, which may be significantly different than the values at which the investments may ultimately be realized.
The Company’s investments primarily consist of bonds, stocks, investments in subsidiaries, mortgage loans, policy loans, short-term investments and alternative investments. On the basis of accounting practices prescribed or permitted by the ODI the carrying value of such investments is as follows:
•	Bonds are generally stated at amortized cost, except those with an NAIC designation of "6", which are stated at the lower of amortized cost or fair value. Changes in fair value of bonds stated at fair value are charged to capital and surplus.
•	Loan-backed and structured securities, which are included in bonds in the statutory financial statements, are stated in a manner consistent with the bond guidelines, but with additional consideration given to the special valuation rules implemented by the NAIC applicable to residential mortgage-backed securities that are not backed by U.S. government agencies, commercial mortgage-backed securities and certain other structured securities. Under these guidelines, an initial and adjusted NAIC designation is determined for each security. The initial NAIC designation, which takes into consideration the security’s amortized cost relative to an NAIC-prescribed valuation matrix, is used to determine the reporting basis (i.e., amortized cost or lower of amortized cost or fair value).
•	Preferred stocks are generally stated at amortized cost, except those with an NAIC designation of "4" through "6", which are stated at the lower of amortized cost or fair value. Common stocks are stated at fair value. Changes in fair value of stocks stated at fair value are charged to capital and surplus.
•	The investment in the Company’s wholly-owned insurance subsidiaries, NLAIC and Eagle, and wholly-owned noninsurance subsidiaries, NISC and NIA, are carried using the equity method of accounting. The Company’s investment in JNF, an unaudited downstream noninsurance holding company, is based on the individual audited subsidiary, controlled and affiliated entities owned by the holding company in accordance with the "look through" provisions of Statements of Statutory Accounting Principles ("SSAP") No. 97, Investments in Subsidiary, Controlled and Affiliated Entities. Investments in NLAIC, JNF and NISC are included in stocks, and the investment in Eagle is included in other invested assets on the statutory statements of admitted assets, liabilities, capital and surplus.
•	Commercial mortgage loans are recorded at unpaid principal balance, adjusted for premiums and discounts, less a valuation allowance.
•	Policy loans, which are collateralized by the related insurance policy, are carried at the outstanding principal balance and do not exceed the cash surrender value of the policy. As such, no valuation allowance for policy loans is required.
•	Short-term investments consist primarily of government agency discount notes with maturities of twelve months or less at acquisition and are carried at amortized cost, which approximates fair value.
•	Alternative investments are generally reported based on the equity method of accounting.
Investments not carried at fair value in the Company’s statutory financial statements (certain bonds and stocks and commercial mortgage loans) may have fair values which are substantially higher or lower than the carrying value reflected in the Company’s statutory financial statements. Each such asset class is regularly evaluated for impairment under the accounting guidance appropriate to the respective asset class.

The Company’s valuation of certain bonds and stocks held at fair value may include methodologies, estimates and assumptions which are subject to differing interpretations and could result in changes to investment valuations that may materially and adversely affect the Company’s results of operations or financial condition.
See Note 2 to the audited statutory financial statements, included in the F pages of this report, for a discussion of the Company’s fair value categories and valuation methodologies.
The determination of fair values in the absence of quoted market prices is based on valuation methodologies, values of securities the Company deems to be comparable and assumptions deemed appropriate given the circumstances. The use of different methodologies and assumptions may have a material effect on the estimated fair value amounts. Further, rapidly changing and unprecedented credit and equity market conditions could materially impact the valuation of securities as reported within the Company’s statutory financial statements, and the period-to-period changes in value could vary significantly. Decreases in value may have a material adverse effect on the Company’s results of operations or financial condition.
Risks Related to the Legal and Regulatory Environment of the Insurance Industry
Certain changes in accounting and/or financial reporting standards issued by the National Association of Insurance Commissioners, state insurance departments, the Securities and Exchange Commission or other standard-setting bodies could have a material adverse impact on the Company’s financial condition or results of operations.
The Company’s insurance entities are required to comply with the Statutory Accounting Principles ("SAP") established by the NAIC and adopted and administered by state departments of insurance. The various components of SAP (such as actuarial reserve methodologies) are currently subject to review by the NAIC and its task forces and committees, as well as by state insurance departments, in an effort to address emerging issues and otherwise improve or alter financial reporting. Calculations made in accordance with SAP also govern the ability of the Company’s insurance entities to pay dividends to their respective parent companies. The NAIC is working to reform state regulation in various areas, including comprehensive reforms relating to life insurance reserves and the accounting for such reserves. The Company cannot predict whether or in what form reforms will be enacted and, if so, whether the enacted reforms will positively or negatively affect the Company’s insurance entities.
The Accounting Manual provides that state insurance departments may permit insurance companies domiciled therein to depart from SAP through prescribed practices or by granting them permitted practices. Olentangy was granted a permitted practice from the State of Vermont, allowing Olentangy to carry assets placed in a trust account by Union Hamilton Reinsurance Ltd. and held for the benefit of the ceding insurer, under a reinsurance agreement that increased NLAIC’s valuation of Olentangy by $67 million as of December 31, 2019 and 2018. Eagle applies prescribed practices from the State of Ohio that allow an alternative reserve basis on assumed obligations, with respect to specified GMDB and GLWB contract riders provided under substantially all of the variable annuity contracts issued and to be issued by NLIC, and effective December 31, 2019, an alternative reserve basis on assumed obligations with respect to specified GLWB contract riders provided under certain fixed indexed annuity contracts issued and to be issued by NLAIC. The prescribed practice related to NLIC guaranteed risks decreased NLIC’s valuation of this subsidiary by $411 million and $183 million as of December 31, 2019 and 2018, respectively. The prescribed practice related to NLAIC guaranteed risks increased NLIC’s valuation of this subsidiary by $226 million as of December 31, 2019.
However, the Company cannot predict what permitted and prescribed practices any applicable state insurance department may allow or mandate in the future, nor can the Company predict whether or when the insurance departments of states of domicile of the Company’s competitors may permit them to utilize advantageous accounting practices that depart from SAP. Moreover, although states generally defer to the interpretations of the insurance department of the state of domicile with respect to the application of regulations and guidelines, neither the action of the domiciliary state nor the action of the NAIC is binding on a non-domiciliary state. Accordingly, a state could choose to follow a different interpretation. The Company can give no guarantees that future changes to SAP or components of SAP, or the ability to apply a prescribed practice or the granting of permitted practices to the Company’s competitors, will not have a material impact on the Company’s financial condition or results of operations.
The Company’s insurance entities are subject to extensive regulation.
The Company’s insurance entities are subject to extensive state regulatory oversight in the jurisdictions in which each does business as well as to federal oversight in some aspects of their business. Insurance companies are regulated by the insurance departments of the states in which they are domiciled or licensed. State insurance authorities have broad administrative powers with respect to various aspects of the insurance business. The Company could be adversely affected by, among other things, changes in state law relating to marketing, privacy, acquisitions, payment of dividends, reinsurance, the form and content of insurance policies (including pricing), licensing, regulation of premium rates, premium tax increases, rating and underwriting restrictions and limitations, asset and reserve valuation requirements, enterprise risk management, surplus requirements, limitations on investments, accounting standards and RBC requirements. Also, applicable state insurance laws, rather than federal bankruptcy laws, apply to the liquidation or restructuring of insurance companies, and certain states require insurers to participate in various types of guaranty associations or other similar arrangements for impaired or insolvent insurance companies. The primary purpose of such regulatory supervision is to protect policyholders, rather than the Company. Changes in regulations, or in the interpretation or application of existing laws or regulations, may adversely impact pricing, capital requirements, reserve adequacy, or exposure to litigation and could increase the costs of regulatory compliance. The Company cannot predict the effect that any proposed or future legislation or change in the interpretation or application of existing laws or regulations may have on its financial condition or results of operations.
From time to time, increased scrutiny has been placed upon the U.S. insurance regulatory framework, and a number of state legislatures have considered or enacted legislative measures that alter, and in many cases increase, state authority to regulate insurance and reinsurance companies. In addition to legislative initiatives of this type, the NAIC and insurance regulators are regularly involved in a process of re-examining existing laws and regulations and their application to insurance and reinsurance companies and may impose changes in the future that put further regulatory burdens on insurers and, thus, could have an adverse effect on NLIC and NLAIC’s results of operations and financial condition. Changes are often implemented in order to benefit policyholders to the detriment of insurers.
At the federal level, the Company could be affected by laws and regulations that may affect certain aspects of the insurance industry. While the federal government in most contexts currently does not directly regulate the insurance business, federal legislation and administrative policies in a number of areas, including limitations on antitrust immunity, minimum solvency requirements, systemic risk regulation, grant of resolution authority to a federal agency, uniform market conduct standards, credit for reinsurance initiatives, other proposals at the federal level to replace or streamline state regulatory processes, employee benefits regulation, age, sex and disability-based discrimination, financial services regulation, and federal taxation, can significantly affect the insurance business.
In February 2017 President Trump issued an executive order directing the Secretary of the Treasury to consult with the heads of the member agencies of the FSOC, and report to the President on the extent to which existing laws and regulations promote certain core principles of regulation of the financial system that are outlined in the order. In October 2017, in response to President Trump’s February 2017 executive order, the U.S. Department of the Treasury released a report titled "A Financial System That Creates Economic Opportunities - Asset Management and Insurance." The report identifies laws, regulations and other requirements that promote or inhibit certain core principles of financial regulation that are outlined in the order. Among other things, the report recommends that primary federal and state regulators should focus on potential systemic risks arising from products and activities, and on implementing regulations that strengthen the asset management and insurance industries as a whole, rather than focusing on an entity-based regulatory regime. The report also affirms the role of the U.S. state-based system of insurance regulation. In addition, the report supports current efforts at the Department of Labor ("DOL") to reexamine, and delay full implementation of, the Fiduciary Rule, and encourages the DOL and SEC to work with state insurance regulators to evaluate the impacts of a fiduciary rule across markets. The Company is evaluating the recommendations set forth in the report and their potential impact on its business. The Company cannot predict whether any of the recommendations will ultimately become laws, regulations or other requirements applicable to its business.
This state regulatory oversight and various proposals at the federal level could in the future adversely affect the Company’s ability to sustain adequate returns in certain lines of business. It is not possible to predict the future impact of changing regulation on the Company’s financial condition or results of operations.
In addition to the risks described herein, any shutdown of the U.S. federal government could significantly impact the non-emergency operations of the Company's federal regulators. As a result, a shutdown may also affect the timeline for product filings requiring a federal regulator’s approval.
The Company could be adversely affected if its controls designed to ensure compliance with guidelines, policies and legal and regulatory standards are not effective.
The Company’s business is highly dependent on the ability to engage on a daily basis in a large number of insurance underwriting, claims processing and investment activities, many of which are highly complex. These activities often are subject to internal guidelines and policies, as well as to legal and regulatory standards. A control system, no matter how well-designed and operated, can provide only reasonable assurance that the control system’s objectives will be met. Ineffective controls could lead to financial loss, unanticipated risk exposure (including underwriting, credit and investment risk) or damage to the Company’s reputation.
Litigation or regulatory actions could have a material adverse impact on the Company.
Current and future litigation or regulatory investigations and actions in the ordinary course of operating the Company’s business, including class action lawsuits, may negatively affect the Company by resulting in the payment of substantial awards or settlements, increasing legal and compliance costs, requiring the Company to change certain aspects of its business operations, diverting management attention from other business issues, harming the Company’s reputation with customers or making it more difficult to retain current customers and to recruit and retain agents or Nationwide employees. See Note 13 to the audited statutory financial statements, included in the F pages of this report, for a description of litigation and regulatory actions.
The amount of statutory capital that the Company and its insurance subsidiaries have and the amount of statutory capital they must hold can vary significantly from time to time and is sensitive to a number of factors outside of the Company’s control, including equity market and credit market conditions and the regulatory environment and rules.
The Company conducts the vast majority of its business through its licensed insurance entities. Insurance regulators and the NAIC prescribe accounting standards and statutory capital and reserve requirements for the Company and its U.S. insurance entities. The NAIC has established regulations that provide minimum capitalization requirements based on RBC formulas for life insurance companies. The RBC formula for life companies establishes capital requirements relating to insurance, business, asset and interest rate risk, including equity, interest rate, operational and management and expense recovery risks associated with life and annuity products that contain death benefits and/or certain living benefits.
In any particular year, statutory surplus amounts and RBC ratios may increase or decrease depending on a variety of factors, including the amount of statutory income or losses generated by the Company’s insurance entities (which itself is sensitive to equity market and credit market conditions), the amount of additional capital they must hold to support their business growth, changes in equity market levels, changes in reserve requirements, credit market volatility, changes in consumer behavior, the value of certain bonds in their investment portfolios, the value of certain derivative instruments that do not get hedge accounting treatment, changes in interest rates and foreign currency exchange rates, and changes to the NAIC RBC formulas. Nationally Recognized Statistical Rating Organizations ("NRSROs") may also implement changes to their internal models, which differ from the NAIC RBC model, that have the effect of increasing or decreasing the amount of statutory capital that the Company’s insurance entities must hold in order to maintain their current ratings. Increases in the amount of required statutory reserves reduce the statutory surplus used in calculating the Company’s insurance entities’ RBC ratios.
In December 2017, President Trump signed into law H.R.1, commonly referred to as the Tax Cuts and Jobs Act. Following the reduction in the federal corporate income tax rate pursuant to the Tax Cuts and Jobs Act, the NAIC adopted revisions to certain factors used to calculate life RBC. These revisions to the NAIC’s life RBC calculation have resulted in increases in RBC charges and reductions in the RBC ratios of the Company’s insurance entities. The NAIC is also studying RBC revisions for bonds, real estate, and longevity risk, but the Company is currently unable to project the impact of any potential regulatory changes resulting from such proposals.
The Company’s insurance entities’ statutory surplus and RBC ratios have a significant influence on their financial strength ratings, which, in turn, are important to their ability to compete effectively. To the extent that any of the Company’s insurance entities’ statutory capital resources are deemed to be insufficient to maintain a particular rating by one or more rating agencies, capital may need to be raised. If the Company is unable to raise additional capital in such a scenario, any ratings downgrade that followed could have a material adverse effect on its business, financial condition, results of operations and liquidity. See Note 14 to the audited statutory financial statements, included in the F pages of this report, for a further discussion of RBC.
Changes in tax laws could adversely affect the Company.
Congress has periodically considered legislation that, if enacted, could materially reduce or eliminate many of the tax advantages of purchasing and owning annuity and life insurance products, such as disallowing a portion of the income tax interest deduction for many businesses that own life insurance, and could impose a "financial crisis responsibility fee" on certain insurance companies. In addition, Congress has considered proposals to further limit contributions to retirement plans and accelerate the distributions from such plans after the death of the participant. If these proposals or other changes affecting the taxation of life insurance and/or annuity contracts, or the qualification requirements for retirement plans, were to be enacted, the Company’s sale of COLI, BOLI, variable annuities, variable life products and other retirement plan products could be adversely affected.
Congress and various state legislatures also have considered proposals to reduce the taxation of certain products or investments that may compete with life insurance. Legislation that increases the taxation on insurance products or reduces the taxation on competing products could lessen the advantage or create a disadvantage for certain of the Company’s products, making them less competitive. Such proposals, if adopted, could have a material effect on the Company’s profitability and financial condition or ability to sell such products, and could result in the surrender of some existing contracts and policies.
The products that the Company sells have different tax characteristics, in some cases generating tax deductions for the Company. The level of profitability of certain products is significantly dependent on these characteristics and the Company’s ability to continue to generate taxable income, which is taken into consideration when pricing products and is a component of the Company’s capital management strategies. Accordingly, changes in tax law, the Company’s ability to generate taxable income, or other factors impacting the availability or value of the tax characteristics generated by the Company’s products, could impact product pricing and returns or require the Company to reduce its sales of these products or implement other actions that could be disruptive to the Company’s businesses. In addition, the adoption of "principles-based" approaches for statutory reserves may lead to significant changes to the way tax reserves are determined and thus reduce future tax deductions.
The Company has incorporated changes in RBC calculations at year end 2018 as a result of the Tax Cuts and Jobs Act. Changes primarily in asset, insurance and interest rate risk factors increased capital and decreased RBC ratios of the Company’s insurance entities. RBC ratios after the adjustment remained well above required minimums.
See "Business—Tax Matters" for further discussion of other changes in federal tax laws and regulations that may adversely affect the Company’s business, results of operations and financial condition.
Changes to regulations under ERISA could adversely affect the Company’s distribution model, by restricting the Company’s ability to provide customers with advice.
The prohibited transaction rules of ERISA and the IRC generally restrict the provision of investment advice to ERISA plans and participants and Individual Retirement Account ("IRAs") owners, if the investment recommendation results in fees paid to the individual advisor, his or her firm, or their affiliates, that vary according to the investment recommendation chosen. Although the DOL issued final regulations which provide limited relief from these investment advice restrictions, the investment advice restrictions could restrict the ability of the Company’s affiliated broker-dealers and their registered representatives to provide investment advice to ERISA plans and participants and with respect to IRAs. Also, the investment advice restrictions may require the fee and revenue arrangements of certain advisory programs to be revenue neutral, resulting in potential lost revenues for these broker-dealers and their affiliates.
In addition, the DOL has issued a number of regulations that increase the level of disclosure that must be provided to plan sponsors and participants. These ERISA disclosure requirements will increase the Company’s regulatory and compliance burden, resulting in increased costs. See "Business – The Company’s insurance entities are subject to extensive regulation" for further information on the impact of regulations issued by the DOL.
Changes in state insurance laws regarding the suitability of product sales and fiduciary/best interest standards may affect the Company’s operations and profitability.
The Company’s annuity sales practices are currently subject to strict regulation. State insurance regulators are becoming more active in adopting and enforcing suitability standards with respect to sales of annuities, both fixed and variable. Following the NAIC’s February 2020 adoption of amendments to its model annuity suitability rule incorporating a best interest standard, it is probable that they will be adopted by multiple states. Some states have already enacted or proposed legislation to impose new or expanded fiduciary/best interest standards on broker-dealers, investment advisors and/or insurance agents providing services to retail investors. Additionally, some state regulators have adopted or signaled they will be pursuing rule-making in this space. For example, on August 1, 2018 the NY DFS adopted "best interest" amendments to its existing annuity suitability regulation and expanded its scope to include "in-force" recommendations and life insurance policies. Any material changes to the standards governing the Company’s sales practices, including applicable state laws and regulations, could affect the Company’s business, results of operations and financial condition. See "Business—Regulation—Annuity Sales Practices."

The Company may be unable to mitigate the impact of Regulation XXX and Actuarial Guideline 38, potentially resulting in a negative impact to NLAIC’s capital position and/or a reduction in sales of NLAIC’S term and universal life insurance products.
The NAIC Model Regulation entitled "Valuation of Life Insurance Policies," commonly known as "Regulation XXX," establishes statutory reserve requirements for term life insurance policies and universal life insurance policies with secondary guarantees, such as those issued by NLAIC. Actuarial Guideline 38 ("AG 38") is intended to clarify the application of Regulation XXX with respect to certain universal life insurance products with secondary guarantees.
In 2014, the NAIC approved a new regulatory framework applicable to the use of captive insurers in connection with Regulation XXX and Guideline AXXX transactions. Among other things, the framework called for more disclosure of an insurer’s use of captives in its statutory financial statements, and narrows the types of assets permitted to back statutory reserves that are required to support the insurer’s future obligations. In 2014, the NAIC implemented the framework through Actuarial Guideline ("AG 48"), which requires the actuary of the ceding insurer that opines on the insurer’s reserves to issue a qualified opinion if the framework is not followed. The requirements of AG 48 became effective as of January 1, 2015 in all states without any further action necessary by state legislatures or insurance regulators to implement them, and apply prospectively to new policies issued and new reinsurance transactions entered into on or after January 1, 2015. In late 2016, the NAIC adopted an update to AG 48 and a model regulation that contains the same substantive requirements as the updated AG 48. The states have started to adopt the model regulation.
The Company’s subsidiary, NLAIC, has implemented reinsurance and capital management transactions to mitigate the capital impact of Regulation XXX and AG 38 for certain term life insurance and universal life insurance policies with secondary guarantees. These arrangements are subject to review by state insurance regulators and rating agencies and, for any new transactions entered into in the future, are subject to AG 48 as well. For those insurance policies where NLAIC has not implemented reinsurance and capital management transactions to mitigate the capital impact of Regulation XXX and AG 38, NLAIC has experienced a negative impact on its financial condition and results of operations. If NLAIC is unable to implement solutions to mitigate the impact of in force Regulation XXX and AG 38 business, this may continue to have a negative impact on its financial condition and results of operations.
Risks Related to the Business and Operations of the Company
The Company is rated by S&P, Moody’s, and A.M. Best, and a decline in ratings could adversely affect the Company’s operations.
Financial strength and claims-paying ability ratings, which various NRSROs publish as indicators of an insurance company’s ability to meet contractholder and policyholder obligations, are important to maintaining public confidence, competitive position and ability to market products. Such factors are important to policyholders, agents and intermediaries; however, they are not evaluations directed towards the protection of investors and are not recommendations to buy, sell or hold securities. Downgrades in NLIC and its subsidiaries’ financial strength ratings could have an adverse effect on their financial condition and certain of their results of operations in many ways, including reducing new sales and renewals of insurance products, annuities, and other investment products, adversely affecting their relationships with their sales force and independent sales intermediaries, materially increasing the number or amount of policy surrenders and withdrawals by contractholders and policyholders, requiring a reduction in prices to remain competitive, and adversely affecting their ability to obtain reinsurance at reasonable prices or at all.
Additionally, various NRSROs also publish credit ratings for NFS and several of its subsidiaries. Credit ratings are indicators of a debt issuer’s ability to meet the terms of debt obligations in a timely manner and are important factors in the Company’s overall funding profile and ability to access certain types of liquidity. Downgrades in the credit ratings for NFS and its subsidiaries could have an adverse effect on the Company’s financial condition and results of operations in many ways, including adversely limiting access to capital markets, potentially increasing the cost of debt, and requiring the posting of collateral.
Ratings are subject to ongoing review by A.M. Best, Moody’s, and S&P, and the maintenance of such ratings cannot be assured. If any rating is reduced from its current level, the Company’s financial position and results of operations could be adversely affected. The Company cannot predict what actions rating agencies may take, or what actions it may take in response to the actions of rating agencies, which could adversely affect its business. As with other companies in the financial services industry, the Company’s ratings could be downgraded at any time and without any notice by any NRSRO.
See "Business—Ratings" for further information on current financial strength, claims-paying ability and credit ratings.

Guarantees within certain of the Company’s and its insurance entities’ products may adversely affect the Company’s financial condition or results of operations.
The Company offers guarantees which can include a return of no less than the total deposits made on the contract less any customer withdrawals, total deposits made on the contract less any customer withdrawals plus a minimum return, or the highest contract value on a specified anniversary date minus any customer withdrawals following the contract anniversary. These guarantees can also include benefits payable in the event of death, upon annuitization, upon periodic withdrawal or at specified dates during the accumulation period.
NLIC remains ultimately liable for the specific guaranteed benefits and is subject to the risk that reinsurers are unable or unwilling to pay. In addition, NLIC is subject to the risk that hedging and other risk management procedures prove ineffective, or the estimates and assumptions made in connection with their use fail to reflect or correspond to the actual liability exposure, or that unanticipated policyholder behavior or mortality, combined with adverse market events, produces economic losses beyond the scope of the risk management techniques employed. These risks, individually or collectively, may have a material adverse effect on the Company’s financial condition or results of operations.
An inability to access the Company’s credit facilities could have a material adverse effect on its financial condition and results of operations.
The Company maintains committed unsecured revolving credit facilities. The Company relies on these facilities as a potential source of liquidity, which could be critical in enabling it to meet its obligations as they come due, particularly during periods when alternative sources of liquidity are limited. The Company’s ability to borrow under these facilities is conditioned on the Company’s satisfaction of covenants and other requirements contained in the facilities. The Company’s failure to satisfy the requirements contained in the facilities would, among other things, restrict the Company’s access to the facilities when needed and, consequently, could have an adverse effect on the Company’s financial condition and results of operations.
Deviations from assumptions regarding future persistency, mortality, morbidity, and interest rates used in calculating reserve amounts could have a material adverse impact on the Company’s results of operations or financial condition.
The Company’s earnings significantly depend upon the extent to which the actual experience is consistent with the assumptions the Company uses in setting prices for its products and establishing liabilities for some future policy benefits and claims. Such amounts are established based on estimates by actuaries of how much the Company will need to pay for future benefits and claims. The process of calculating reserve amounts for some products within a life insurance organization involves the use of a number of assumptions, including those related to persistency (how long a contract stays with a company), mortality (the likelihood of death or the likelihood of survival), morbidity (likelihood of sickness or disability) and interest rates (the rates expected to be paid or received on financial instruments, including insurance or investment contracts). In addition, significant changes in mortality or morbidity could emerge gradually over time, due to changes in the natural environment, including climate change, the health habits of the insured population, treatment patterns and technologies for disease or disability, the economic environment, or other factors. Actual results could differ significantly from those assumed. Although the Company may be permitted to increase premiums or adjust other charges and credits during the life of certain policies or contracts, the adjustments permitted under the terms of the policies or contracts may not be sufficient to maintain profitability or may cause the policies or contracts to lapse. As such, significant deviations from one or more of these assumptions could result in a material adverse impact on the Company’s life insurance entities’ results of operations or financial condition.
Pricing of the Company’s insurance and deferred annuity products are also based in part upon expected persistency of these products, which is the probability that a policy or contract will remain in force from one period to the next. Persistency within the Company’s annuities business may be significantly impacted by the value of guaranteed minimum benefits contained in many of the Company’s variable annuity products being higher than current account values, in light of poor equity market performance or extended periods of low interest rates, as well as other factors. Persistency could be adversely affected generally by developments affecting client perceptions of the Company, including perceptions arising from adverse publicity. Many of the Company’s products also provide the Company’s customers with wide flexibility with respect to the amount and timing of premium deposits and the amount and timing of withdrawals from the policy’s value. Results may vary based on differences between actual and expected premium deposits and withdrawals for these products, especially if these product features are relatively new to the marketplace. The pricing of certain of the Company’s variable annuity products that contain certain living benefit guarantees is also based on assumptions about utilization rates, or the percentage of contracts that will utilize the benefit during the contract duration, including the timing of the first lifetime income withdrawal. Results may vary based on differences between actual and expected benefit utilization. The development of a secondary market for life insurance, including life settlements or "viaticals" and investor-owned life insurance, and third-party investor strategies in the annuities business, could adversely affect the profitability of existing business and the Company’s pricing assumptions for new business.
The Company’s risk management policies, practices and procedures could leave it exposed to unidentified or unanticipated risks, which could negatively affect its business or result in losses.
The Company has developed an enterprise-wide risk management framework to mitigate risk and loss to the Company, and maintains policies, procedures and controls intended to identify, measure, monitor, report and analyze the risks to which the Company is exposed. Many of the Company’s risk management strategies or techniques are based upon historical customer and market behavior, and all such strategies and techniques are based to some degree on management’s subjective judgment. The Company cannot provide assurance that its risk management framework, including the underlying assumptions or strategies, will be accurate and effective.
The risk management policies and procedures, including hedge programs at NLIC and NLAIC, utilize derivative financial instruments, and expect to do so in the future. Nonetheless, the Company’s policies and procedures to identify, monitor, and manage both internal and external risks may not effectively mitigate these risks or predict future exposures, which could be different or significantly greater than expected. As the Company’s businesses change and the markets in which the Company operates evolve, the Company’s risk management framework may not evolve at the same pace as those changes. As a result, there is a risk that new products or new business strategies may present risks that are not appropriately identified, monitored or managed. Additional risks and uncertainties not currently known to the Company, or that it currently deems to be immaterial, may adversely affect its business, results of operations and financial condition.
A large-scale pandemic or epidemic, natural and man-made catastrophes, climate change, the continued threat or acts of terrorism, or ongoing military and other actions may result in decreases in the Company’s net income, revenue, and assets under management and may adversely impact its investment portfolio.
A large-scale pandemic or epidemic, natural and man-made catastrophes, climate change, the continued threat or acts of terrorism within the U.S. and abroad, ongoing military and other actions, and heightened security measures in response to these types of threats may cause significant volatility and declines in the U.S., European, and other securities markets, loss of life, property damage, additional disruptions to commerce and reduced economic activity. As a result, the Company’s net income and/or revenue, and some of the assets in the Company’s investment portfolio, may be adversely affected by declines in the securities markets and economic activity.
The Company cannot predict whether or the extent to which industry sectors in which it maintains investments may suffer losses as a result of potential decreased commercial and economic activity, how any such decrease might impact the ability of companies within the affected industry sectors to pay the interest or principal on their securities, or how the value of any underlying collateral might be affected.
The Company operates in a highly competitive industry, which can significantly impact operating results.
The Company’s ability to compete is based on a number of factors including scale, service, product features, price, investment performance, commission structure, distribution capacity, financial strength ratings and name recognition. The Company competes with a large number of financial services companies such as banks, mutual funds, broker-dealers, insurers and asset managers, many of which have advantages over the Company in one or more of the above competitive factors. The Company’s revenues and profitability could be impacted negatively due to such competition. The competitive landscape in which the Company operates may be further affected by government-sponsored programs and longer-term fiscal policies. Competitors that receive governmental financing or other assistance or subsidies, including governmental guarantees of their obligations, may have or obtain pricing or other competitive advantages. Competitors that are not subject to the same regulatory framework may also have a pricing advantage as a result of lower capital requirements.
See "Business—Competition" for a further description of competitive factors affecting the Company.
The Company’s products and services are complex and are frequently sold through intermediaries, and a failure of such intermediaries to properly perform services, or their misrepresentation of the Company’s products or services, could have an adverse effect on the Company’s business, results of operations and financial condition.
Many of the Company’s products and services are complex and are frequently sold through intermediaries. In particular, the Company is reliant on intermediaries in its unaffiliated distribution channels to describe and explain its products to potential customers. The intentional or unintentional misrepresentation of the Company’s products and services in advertising materials or other external communications, or inappropriate activities by the Company’s personnel or an intermediary, could adversely affect the Company’s reputation and business prospects, as well as lead to potential regulatory actions or litigation.
The Company’s business success depends, in part, on effective information technology systems and on continuing to develop and implement improvements in technology.
The Company depends in large part on technology systems for conducting business and processing claims, as well as for providing the data and analytics it utilizes to manage its business, and thus the Company’s business success is dependent on maintaining the effectiveness of existing technology systems and on continuing to develop and enhance technology systems that support its business processes and strategic initiatives in a cost- and resource- efficient manner. Some system development projects that are long-term in nature, may negatively impact the Company’s expense ratios as it invests in the projects, and may cost more to complete than the Company expects. In addition, system development projects may not deliver the benefits the Company expects once they are complete, or may be replaced or become obsolete more quickly than expected, which could result in accelerated recognition of expenses. If the Company does not effectively and efficiently manage and upgrade its technology portfolio, including with respect to the technology portfolio of its recently acquired businesses, or if the costs of doing so are higher than it expects, the Company’s ability to provide competitive services to new and existing customers in a cost-effective manner and its ability to implement its strategic initiatives could be adversely impacted.
The Company faces a risk of non-availability and increased cost of reinsurance.
Market conditions beyond the Company’s control determine the availability and cost of the reinsurance protection it purchases. The Company can offer no guarantees that reinsurance will remain continuously available to it to the same extent, and with the same terms and rates, as are currently available. If the Company is unable to maintain its current level of reinsurance or purchase new reinsurance protection in amounts that it considers sufficient and at prices that it considers acceptable, the Company would either have to be willing to accept an increase in its net exposures or reduce its insurance writings. A significant reinsurer’s insolvency or inability to make payments under the terms of a reinsurance treaty could subject the Company to credit risk with respect to its ability to recover amounts due from reinsurers. Because of the risks set forth above, the Company may not be able to collect all amounts due to it from reinsurers, and reinsurance coverage may not be available to it in the future at commercially reasonable rates or at all. These risks could have a material adverse effect on the results of operations or financial condition of the Company.
A breach of information security or other unauthorized data access could have an adverse impact on the Company’s business and reputation.
In the ordinary course of business, the Company collects, processes, transmits, and stores large quantities of personally identifiable information, customer financial and health information, and proprietary business information (collectively referred to herein as "Sensitive Information"). The secure processing, storage, maintenance, and transmission of this Sensitive Information are vital to the Company’s operations and business strategy. Although the Company undertakes substantial efforts to reasonably protect Sensitive Information, including internal processes and technological defenses that are preventative or detective, and other commercially reasonable controls designed to provide multiple layers of security, Sensitive Information maintained by the Company may be vulnerable to attacks by computer hackers, to physical theft by other third-party criminals, or to other compromise due to error or malfeasance by an individual providing services. Attacks may include both sophisticated cyber attacks perpetrated by organized crime groups, "hactivists," or state-sponsored groups, as well as non-technical attacks ranging from sophisticated social engineering to simple extortion or threats, which can lead to access, disclosure, disruption or further attacks. Such events may expose the Company to civil and criminal liability or regulatory action, harm its reputation among customers, deter people from purchasing the Company’s products, cause system interruptions, require significant technical, legal and other remediation expenses, and otherwise have an adverse impact on its business. Third parties to whom the Company outsources certain functions are also subject to the risks outlined above, and if such a third party suffers a breach of information security involving the Company’s Sensitive Information, such breach may result in the Company incurring substantial costs and other negative consequences, including a material adverse effect on its business, financial condition, results of operations and liquidity. The Company offers no guarantees that it will be able to implement information security measures to prevent all breaches of information security.

Losses due to system failures or physical locations being unavailable to conduct business could have an adverse impact on the Company’s business and reputation.
Network, utility, telecommunications, business systems, hardware and/or software failures due to a computer virus or cyber-attack, such as a distributed denial of service attack, could prevent the Company from conducting its business for a sustained period of time. The Company’s facilities could be inaccessible due to a disaster, natural or man-made catastrophe, blackout, terrorist attack or war. Even if the personnel providing services to the Company are able to report to work, they may be unable to perform their duties for an extended period of time if the Company’s data or systems are disabled or destroyed. There can be no assurance that the Company’s business continuation plans and insurance coverages would be effective in mitigating any negative effects on the Company’s operations or profitability, and the Company could be adversely impacted by any disruption of its ability to conduct business.
Nationwide employee error, misconduct, or excessive risks may be difficult to detect and prevent and could adversely affect the Company.
As an insurance enterprise, the Company is in the business of accepting certain risks. The associates who conduct the Company’s business, including executive officers and other members of management, sales managers, investment professionals, product managers, sales agents, and other personnel, do so in part by making decisions and choices that involve exposing the Company to risk. These include decisions such as setting underwriting guidelines and standards, product design and pricing, determining what assets to purchase for investment and when to sell them, deciding which business opportunities to pursue, and other decisions. Losses may result from, among other things, excessive risk, fraud, errors, failure to document transactions properly, failure to obtain proper internal authorization or failure to comply with regulatory requirements. Although the Company employs controls and procedures designed to monitor individual business decisions and prevent the Company from taking excessive risks, it is not always possible to deter or prevent individual misconduct, and the precautions the Company takes to prevent and detect this activity may not be effective in all cases. The impact of those losses and excessive risks could harm the Company’s reputation and have a material adverse effect on the Company’s financial condition and business operations.
The Company’s business may be adversely affected if Nationwide is unable to hire and retain qualified employees.
There is significant competition from within the financial services and life insurance industries, and from businesses outside those industries, for qualified employees, especially those in key positions and those possessing highly specialized underwriting knowledge. The Company’s performance is largely dependent on the talents, efforts and proper conduct of highly-skilled individuals, including the Company’s senior executives. For many of the Company’s senior positions, it competes for talent not just with insurance or financial service companies, but with other large companies and other businesses. The Company’s continued ability to compete effectively in its business and to expand into new business areas depends on its ability to attract new personnel and to retain and motivate its existing personnel. If the Company is not able to successfully attract, retain, and motivate the personnel that provide services to it, its business, financial results and reputation could be materially and adversely affected.
The Company may be subject to intellectual property risk.
The Company relies on copyright, trademark, patent and trade secret laws, as well as various contractual rights and obligations, to protect its intellectual property. Although the Company uses a broad range of measures to protect its intellectual property rights, third parties may infringe or misappropriate its intellectual property. The Company may resort to litigation in order to enforce its intellectual property rights. Such litigation would represent a diversion of resources that may be significant in amount, and the final outcome of any litigation cannot be predicted with certainty. The Company’s inability to successfully secure or enforce the protection of the Company’s intellectual property assets, despite the Company’s best efforts, could have a material adverse effect on its business and ability to compete.
The Company also may be subject to costly litigation in the event that another party alleges that its operations or activities infringe upon that party’s intellectual property rights. The Company may be subject to claims by third parties for alleged infringement of third-party patents, copyrights, trademarks, trade secrets or breach of any license. If the Company were found to have infringed any third-party intellectual property rights, it could incur substantial liability, and in limited circumstances could be enjoined from providing certain products or services to its customers. Alternatively, the Company could be required to enter into costly licensing arrangements with third parties to resolve any alleged intellectual property infringement claims brought by third parties.

Acquisitions and integration of acquired businesses and dispositions or other structural changes may result in operating difficulties, unforeseen liabilities or asset impairments, and other unintended consequences.
From time to time the Company may investigate and pursue acquisition or disposition opportunities if it believes that such opportunities are consistent with its long-term objectives and that the potential rewards of an acquisition or disposition justify the risks.
The Company’s ability to achieve certain financial benefits it anticipates from its acquisitions will depend in part upon its ability to successfully grow the businesses consistent with its anticipated acquisition economics. The Company’s financial results could be adversely affected by unanticipated performance issues, unforeseen liabilities, transaction-related charges, diversion of management time and resources to acquisition integration challenges or growth strategies, loss of key Nationwide employees, amortization of expenses related to intangibles, charges for impairment of long-term assets or goodwill and indemnifications.
The process of integrating an acquired company or business can be complex and costly and may create unforeseen operating difficulties and expenditures. Acquired businesses may not perform as projected, any cost savings and other synergies anticipated from the acquisition may not materialize and costs associated with the integration may be greater than anticipated. Acquired businesses may not be successfully integrated, resulting in substantial costs or delays and adversely affecting the Company’s ability to compete. Accordingly, the Company’s results of operations might be materially and adversely affected.
Consolidation of distributors of insurance products may adversely affect the insurance industry and the profitability of the Company’s business.
The Company distributes many of its individual products through other financial institutions such as banks and broker−dealers. An increase in bank and broker−dealer consolidation activity could increase competition for access to distributors, result in greater distribution expenses and impair the Company’s ability to expand its customer base. Consolidation of distributors and/or other industry changes may also increase the likelihood that distributors will try to renegotiate the terms of any existing selling agreements to terms less favorable to the Company.
PROPERTIES
Pursuant to an arrangement between NMIC and certain of its subsidiaries, during 2019 the Company occupied on average approximately 550,986 square feet of office space in the five-building home office complex and in other offices in central Ohio. The Company believes that its present and planned facilities are adequate for the anticipated needs of the Company.
LEGAL PROCEEDINGS
See Note 13 to the audited statutory financial statements, included in the F pages of this report, for a discussion of legal proceedings.
MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES
There is no established public trading market for NLIC’s shares of common stock. All 3,814,779 issued and outstanding shares of NLIC’s common stock are owned by NFS. NLIC did not repurchase any shares of its common stock or sell any unregistered shares of its common stock during 2019.
NLIC did not pay any dividends or return capital to NFS during 2019, 2018 or 2017.
NLIC currently does not have a formal dividend policy.
See Business – Regulation – Regulation of Dividends and Other Distributions and Risk-Based Capital for information regarding dividend restrictions.

SELECTED FINANCIAL DATA
Five-Year Summary
	Year ended or as of December 31,
(in millions)	2019	2018	2017	2016	2015
Statutory Statements of Operations Data
Total revenues	$ 14,452	$ 13,995	$ 14,802	$ 14,213	$ 15,149
Total benefits and expenses	$ 13,419	$ 12,985	$ 13,817	$ 13,245	$ 14,420
Net income	$ 629	$ 711	$ 1,039	$ 751	$ 167
Statutory Statements of Admitted Assets, Liabilities, Capital and Surplus Data
Total invested assets	$ 48,044	$ 45,020	$ 42,507	$ 41,115	$ 38,520
Total admitted assets	$155,133	$139,341	$145,670	$133,345	$126,861
Total liabilities	$146,311	$132,496	$139,721	$128,137	$122,294
Total capital and surplus	$ 8,822	$ 6,845	$ 5,949	$ 5,208	$ 4,567
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND FINANCIAL DISCLOSURE
Forward-Looking Information
The information included herein contains certain forward-looking statements with respect to the results of operations, businesses and financial condition of the Company made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Whenever used in this report, words such as "anticipate," "estimate," "expect," "intend," "plan," "believe," "project," "target," "will," "shall," "could," "may" and other words of similar meaning are intended to identify such forward-looking statements. These forward-looking statements are based on current expectations and involve a number of risks and uncertainties that are difficult to predict. These forward-looking statements are not a guarantee of future performance, and certain important factors that may cause actual results to differ materially from those expressed or implied in such forward-looking statements include, among others, the following possibilities:
(a)	Fluctuations in the results of operations or financial condition;
(b)	actual claims losses exceeding reserves for claims;
(c)	difficult economic and business conditions, including financial, capital and credit market conditions as a result of changes in interest rates or prolonged periods of low interest rates, equity prices, volatility, yields and liquidity in the equity and credit markets, as well as geopolitical conditions and the impact of political, regulatory, judicial, economic or financial events, including terrorism, epidemics or pandemics, impacting financial markets generally and companies in the Company’s investment portfolio specifically;
(d)	the degree to which the Company chooses not to hedge risks, or the potential ineffectiveness or insufficiency of hedging or risk management strategies the Company does implement;
(e)	changes in certain accounting and/or financial reporting standards issued by the Financial Accounting Standards Board ("FASB"), SEC, NAIC or other standard-setting bodies;
(f)	the inability to maintain the availability of systems and facilities in the event of a disaster, natural or man-made catastrophe, blackout, terrorist attack or war;
(g)	heightened competition that affects the cost of, and demand for, the Company’s products, specifically including the intensification of price competition, the entry of new competitors, consolidation, technological innovation and the development of new products by new and existing competitors;
(h)	adverse state and federal legislation and regulation, including, among other things, tax law changes impacting the federal estate tax and tax treatment of life insurance and investment products; limitations on premium levels; restrictions on product approval and policy issuance; increases in minimum capital and reserves and other financial viability requirements; restrictions on mutual fund service fee payments; changes affecting sales practices, including investigations and/or claims handling and escheat investigations; and regulatory actions of the DOL under ERISA, in particular proposed rule-making with respect to fiduciary obligations, rule-making adopted by regulatory authorities under the Dodd-Frank Act and the Federal Deposit Insurance Act, including SEC comprehensive rulemaking and guidance regarding standards of conduct for broker dealers and investment advisers;

(i)	the inability to mitigate the capital impact associated with statutory reserving and capital requirements;
(j)	failure to maintain or expand distribution channels;
(k)	possible difficulties in executing, integrating and realizing projected results of acquisitions, divestitures and restructurings;
(l)	loss of key vendor relationships or failure of a vendor to protect confidential and proprietary information;
(m)	changes in interest rates and the equity markets causing a reduction in the market value of the Company’s investment portfolio, investment income and/or asset fees; an acceleration of other expenses; a reduction in separate account assets or a reduction in the demand for the Company’s products; increased liabilities related to living benefits and death benefit guarantees; or an impact on ultimate realizability of deferred tax assets;
(n)	outlook changes and downgrades in the financial strength and claims-paying ability ratings of the Company assigned by NRSROs;
(o)	competitive, regulatory or tax changes that affect the cost of, or demand for, products;
(p)	fluctuations in RBC levels
(q)	settlement of tax liabilities for amounts that differ significantly from those recorded on the balance sheets;
(r)	deviations from assumptions regarding future persistency, mortality and morbidity rates (including as a result of natural and man-made catastrophes, pandemics, epidemics, malicious acts, terrorist acts and climate change), and interest rates used in calculating reserve amounts and in pricing products;
(s)	adverse results and/or resolution of litigation, arbitration, regulatory investigation and/or inquiry;
(t)	the availability, pricing and effectiveness of reinsurance;
(u)	the effectiveness of policies and procedures for managing risk;
(v)	interruption in telecommunication, information technology or other operational systems or failure to maintain the security, confidentiality or privacy of sensitive data on such systems;
(w)	adverse consequences, including financial and reputational costs, regulatory problems and potential loss of customers resulting from a breach of information security, a failure to meet privacy regulations, or inability to secure and maintain the confidentiality of proprietary or customers’ personal information;
(x)	the inability to protect intellectual property and defend against claims of infringement;
(y)	realized losses with respect to impairments of assets in the investment portfolio of the Company;
(z)	exposure to losses related to variable annuity guarantee benefits, including from downturns and volatility in equity markets;
(aa)	statutory reserve requirements associated with term and universal life insurance policies under Regulation XXX, Guideline AXXX and principles-based reserving requirements;
(ab)	lack of liquidity in certain investments, access to credit facilities, or other inability to access capital; and
(ac)	defaults on commercial mortgages and volatility in their performance.
The Company undertakes no commitment to revise or update any forward-looking statements as a result of new information, future events or development, except as required by law. For a more complete description of the various risks, uncertainties, and other factors that could affect future results, see Risk Factors.
Overview
The following discussion provides an assessment of the financial position and results of operations of the Company for the three years ended December 31, 2019. This discussion and analysis is based on and should be read in conjunction with the audited statutory financial statements and related notes beginning on page F-1 of this report.
See Business – Overview for a description of the Company and its ownership structure.
See Business – Business Segments for a description of the components of each segment and a description of management’s primary profitability measure.

Revenues and Expenses
The Company earns revenues and generates cash primarily from life insurance premiums, annuity considerations, policy charges, health insurance premiums and net investment income. Life insurance premiums are recognized as revenue over the premium paying period of the related polices. Annuity considerations are recognized as revenue when received. Policy charges are comprised of several components including asset fees, which are earned primarily from separate account values generated from the sale of individual and group variable annuities and life insurance products and cost of insurance charges earned on all life insurance products except traditional, which are assessed on the amount of insurance in force in excess of the related policyholder account value. Policy charges also include administrative fees, which include fees charged per contract on a variety of the Company's products and premium loads on universal life insurance products and surrender fees which are charged as a percentage of premiums/deposits withdrawn during a specified period for annuity and certain life insurance contracts. Health insurance premiums are earned ratably over the terms of the related insurance and reinsurance contracts or policies. Net investment income includes earnings on investments supporting fixed annuities, FHLB funding agreements, certain life insurance products and earnings on invested assets not allocated to product segments, all net of related investment expenses.
Management makes decisions concerning the sale of invested assets based on a variety of market, business, tax and other factors. All realized gains and losses generated by these sales are reported in net realized capital gains and losses. Also included in net realized investment gains and losses are the impact of exercised, matured or terminated derivatives. All charges related to other-than-temporary impairments of bonds, specific commercial mortgage loans, other investments, and changes in the valuation allowance not related to specific commercial mortgage loans are reported in net realized capital gains and losses.
The Company’s primary expenses include benefits to policyholders and beneficiaries, commissions and other business expenses. Policy benefits and claims that are expensed include interest credited to policy account balances, benefits and claims incurred in the period in excess of related policy reserves and other changes in future policy benefits. Commissions include commissions paid by the Company to affiliates and non-affiliates on sales of products. See Business – Marketing and Distribution for a description of the Company’s unaffiliated and affiliated distribution channels.
Profitability
The Company’s profitability largely depends on its ability to effectively price and manage risk on its various products, administer customer funds and control operating expenses. Lapse rates on existing contracts also impact profitability. The lapse rate and distribution of lapses affect surrender charges.
In particular, the Company’s profitability is driven by premiums and annuity considerations for life and accident and health contracts, fee income on separate account products, general and separate account asset levels and management’s ability to manage interest spread income. Premiums and annuity considerations for life and accident and health contracts can vary based on a variety of market, business and other factors. While asset fees are largely at guaranteed annual rates, amounts earned vary directly with the underlying performance of the separate accounts. Interest spread income is comprised of net investment income, excluding any applicable allocated charges for invested capital, less interest credited to policyholder accounts. Interest spread income can vary depending on crediting rates offered by the Company, performance of the investment portfolio, including the rate of prepayments, changes in market interest rates and the level of invested assets, the competitive environment and other factors.
In addition, life insurance profits are significantly impacted by mortality, morbidity and persistency experience. Asset impairments and the tax position of the Company also impact profitability.
Fair Value Measurements
See Note 2 and Note 7 to the audited statutory financial statements, included in the F pages of this report, for details regarding the Company’s policies for fair value measurements of certain assets and liabilities.
Credit Risk Associated with Derivatives
See Note 6 to the audited statutory financial statements, included in the F pages of this report, for details regarding the Company’s evaluation of credit risk associated with derivatives.

Significant Accounting Estimates and Significant Accounting Policies
The preparation of the statutory financial statements requires the Company to make estimates and assumptions that affect the amounts reported in the statutory financial statements and accompanying notes. Significant estimates include legal and regulatory reserves, certain investment and derivative valuations, future policy benefits and claims, provision for income taxes and valuation of deferred tax assets. Actual results could differ significantly from those estimates.
Note 2 to the audited statutory financial statements, included in the F pages of this report, provide a summary of significant accounting policies.
Results of Operations
2019 Compared to 2018
The following table summarizes the Company’s results of operations for the years ended:
	December 31,
(in millions)	2019	2018	Change
Revenues
Premiums and annuity considerations	$10,168	$ 9,829	3%
Net investment income	1,974	1,927	2%
Amortization of interest maintenance reserve	(2)	(1)	(100%)
Other revenues	2,312	2,240	3%
Total revenues	$14,452	$13,995	3%
Benefits and expenses
Benefits to policyholders and beneficiaries	$14,782	$13,961	6%
Increase in reserves for future policy benefits and claims	1,501	736	104%
Net transfers from separate accounts	(3,747)	(2,468)	(52%)
Commissions	674	670	1%
Dividends to policyholders	38	40	(5%)
Reserve adjustment on reinsurance assumed	(246)	(352)	30%
Other expenses	417	398	5%
Total benefits and expenses	$13,419	$12,985	3%
Income before federal income tax expense and net realized capital losses on investments	$ 1,033	$ 1,010	2%
Federal income tax (benefit) expense	(73)	64	(214%)
Income before net realized capital losses on investments	$ 1,106	$ 946	17%
Net realized capital losses on investments, net of tax and transfers to the interest maintenance reserve	(477)	(235)	(103%)
Net income	$ 629	$ 711	(12%)
The Company recorded lower net income for the year ended December 31, 2019 compared to 2018, primarily due to higher increase in reserves for future policy benefits and claims, net realized capital losses on investments, net of tax and transfers and lower reserve adjustment on reinsurance assumed, partially offset by an increase in net transfers from separate accounts and premiums and annuity considerations.
Higher increase in reserves for future policy benefits and claims was due to change in aggregate reserves driven by larger increases in public sector retirement plan reserves and Corporate Solutions’ product reserves and lower decrease in fixed annuity product reserves. The change for public sector products was primarily due to plan sponsor acquisitions in 2019. The change for Corporate Solutions’ products was primarily due to premiums growth.
Net realized capital losses on investments, net of tax and transfers were primarily driven by higher losses in the derivative hedging program period over period.
Reserve adjustment on reinsurance assumed increased mainly due to change in reserves as a result of decreases in assumed annuity and surrender benefits on the fixed annuity modified coinsurance agreement with NLAIC.
The increase in net transfers from separate accounts was driven by higher net transfers from separate accounts in public sector retirement plan products and lower net transfers to separate accounts in Corporate Solutions’ products.

2018 Compared to 2017
The following table summarizes the Company’s results of operations for the years ended:
	December 31,
(in millions)	2018	2017	Change
Revenues
Premiums and annuity considerations	$ 9,829	$10,403	(6%)
Net investment income	1,927	1,958	(2%)
Amortization of interest maintenance reserve	(1)	(2)	50%
Other revenues	2,240	2,443	(8%)
Total revenues	$13,995	$14,802	(5%)
Benefits and expenses
Benefits to policyholders and beneficiaries	$13,961	$12,879	8%
Increase in reserves for future policy benefits and claims	736	1,246	(41%)
Net transfers from separate accounts	(2,468)	(950)	(160%)
Commissions	670	683	(2%)
Dividends to policyholders	40	46	(13%)
Reserve adjustment on reinsurance assumed	(352)	(553)	36%
Other expenses	398	466	(15%)
Total benefits and expenses	$12,985	$13,817	(6%)
Income before federal income tax expense and net realized capital losses on investments	$ 1,010	$ 985	3%
Federal income tax expense (benefit)	64	(455)	114%
Income before net realized capital losses on investments	$ 946	$ 1,440	(34%)
Net realized capital losses on investments, net of tax and transfers to the interest maintenance reserve	(235)	(401)	41%
Net income	$ 711	$ 1,039	(32%)
The Company recorded lower net income for the year ended December 31, 2018 compared to 2017, primarily due to an increase in benefits to policyholders and beneficiaries and lower reserve adjustment on reinsurance assumed, partially offset by a decrease in reserves for future policy benefits and claims and increase in net transfers from separate accounts.
Benefits to policyholders and beneficiaries increased due to higher surrender benefits in individual variable annuities and public sector retirement plans.
Reserve adjustment on reinsurance assumed increased due to changes in reserves component of the fixed annuity modified coinsurance agreement with NLAIC.
Reserves for future policy benefits and claims decreased due to change in aggregate reserves driven by smaller increases in public sector retirement plan reserves and Corporate Solutions’ product reserves period over period.
The increase in net transfers from separate accounts was driven by higher paid surrender and death benefits and lower considerations for variable annuity products.
Business Segments
Life Insurance
2019 Compared to 2018
The following table summarizes selected financial data for the Company’s Life Insurance segment for the years ended:
	December 31,
(in millions)	2019	2018	Change
Results of Operations
Revenues
Premiums and annuity considerations	$413	$410	1%
Net investment income	262	270	(3%)
Amortization of interest maintenance reserve	-	1	(100%)

	December 31,
(in millions)	2019	2018	Change
Other revenues	208	214	(3%)
Total revenues	$ 883	$895	(1%)
Benefits and expenses
Benefits to policyholders and beneficiaries	$ 756	$713	6%
Increase in reserves for future policy benefits and claims	21	4	425%
Net transfers from separate accounts	(105)	(71)	(48%)
Commissions	30	27	11%
Dividends to policyholders	38	40	(5%)
Other expenses	133	154	(14%)
Total benefits and expenses	$ 873	$867	1%
Pre-tax operating earnings	$ 10	$ 28	(64%)
Pre-tax operating earnings decreased for the year ended December 31, 2019 compared to the year ended December 31, 2018, primarily due to higher benefits to policyholders and beneficiaries and increase in reserves for future policy benefits and claims, partially offset by an increase in net transfers from separate accounts.
The increase in reserves for future policy benefits and claims was driven by individual universal life insurance products.
The increase in net transfers from separate accounts was due to higher net transfers from separate accounts for individual variable life insurance.
2018 Compared to 2017
The following table summarizes selected financial data for the Company’s Life Insurance segment for the years ended:
	December 31,
(in millions)	2018	2017	Change
Results of Operations
Revenues
Premiums and annuity considerations	$410	$413	(1%)
Net investment income	270	279	(3%)
Amortization of interest maintenance reserve	1	1	0%
Other revenues	214	218	(2%)
Total revenues	$895	$911	(2%)
Benefits and expenses
Benefits to policyholders and beneficiaries	$713	$761	(6%)
Increase (decrease) in reserves for future policy benefits and claims	4	(8)	150%
Net transfers from separate accounts	(71)	(97)	27%
Commissions	27	26	4%
Dividends to policyholders	40	46	(13%)
Other expenses	154	151	2%
Total benefits and expenses	$867	$879	(1%)
Pre-tax operating earnings	$ 28	$ 32	(13%)
Pre-tax operating earnings decreased for the year ended December 31, 2018 compared to the year ended December 31, 2017, primarily due to lower net transfers from separate accounts partially offset by lower benefits to policyholders and beneficiaries.
The decrease in net transfers from separate accounts was due to lower net transfers from separate accounts for individual variable life insurance.

Annuities
2019 Compared to 2018
The following table summarizes selected financial data for the Company’s Annuities segment for the years ended:
	December 31,
(in millions)	2019	2018	Change
Results of Operations
Revenues
Premiums and annuity considerations	$ 4,202	$ 3,868	9%
Net investment income	319	319	0%
Amortization of interest maintenance reserve	1	1	0%
Other revenues	1,488	1,468	1%
Total revenues	$ 6,010	$ 5,656	6%
Benefits and expenses
Benefits to policyholders and beneficiaries	$ 7,993	$ 7,980	0%
Increase (decrease) in reserves for future policy benefits and claims	25	(211)	112%
Net transfers from separate accounts	(2,695)	(2,618)	(3%)
Commissions	442	434	2%
Reserve adjustment on reinsurance assumed	(246)	(352)	30%
Other expenses	57	48	19%
Total benefits and expenses	$ 5,576	$ 5,281	6%
Pre-tax operating earnings	$ 434	$ 375	16%
Pre-tax operating earnings increased for the year ended December 31, 2019 compared to the year ended December 31, 2018, primarily due to higher annuity considerations, partially offset by a decrease in the reserve adjustment on reinsurance assumed and a higher increase in reserves for future policy benefits and claims.
Annuity considerations increased due to higher sales of variable annuities, immediate annuities, fixed annuities and in-plan guarantees.
The lower reserve adjustment on reinsurance assumed was primarily due to a decrease in assumed annuity and surrender benefits on the fixed annuity modified coinsurance agreement with NLAIC.
The higher increase in reserves for future policy benefits and claims was driven by fixed annuity products and variable annuity products.
2018 Compared to 2017
The following table summarizes selected financial data for the Company’s Annuities segment for the years ended:
	December 31,
(in millions)	2018	2017	Change
Results of Operations
Revenues
Premiums and annuity considerations	$ 3,868	$ 4,424	(13%)
Net investment income	319	324	(2%)
Amortization of interest maintenance reserve	1	1	0%
Other revenues	1,468	1,434	2%
Total revenues	$ 5,656	$ 6,183	(9%)
Benefits and expenses
Benefits to policyholders and beneficiaries	$ 7,980	$ 7,297	9%
Decrease in reserves for future policy benefits and claims	(211)	(311)	32%
Net transfers from separate accounts	(2,618)	(1,149)	(128%)
Commissions	434	466	(7%)
Reserve adjustment on reinsurance assumed	(352)	(553)	36%
Other expenses	48	54	(11%)

	December 31,
(in millions)	2018	2017	Change
Total benefits and expenses	$5,281	$5,804	(9%)
Pre-tax operating earnings	$ 375	$ 379	(1%)
Pre-tax operating earnings decreased for the year ended December 31, 2018 compared to the year ended December 31, 2017, primarily due to lower annuity considerations, higher benefits to policyholders and beneficiaries and lower reserve adjustment on reinsurance assumed, partially offset by higher net transfers from separate accounts.
Annuity considerations decreased primarily due to lower sales of variable annuities.
The increase in benefits to policyholders and beneficiaries was driven by higher surrender benefits in individual variable annuities.
Reserve adjustment on reinsurance assumed increased due to changes in the reserves component of the fixed annuity modified coinsurance agreement with NLAIC.
Workplace Solutions
2019 Compared to 2018
The following table summarizes selected financial data for the Company’s Workplace Solutions segment for the years ended:
	December 31,
(in millions)	2019	2018	Change
Results of Operations
Revenues
Premiums and annuity considerations	$ 4,324	$4,095	6%
Net investment income	824	798	3%
Amortization of interest maintenance reserve	(4)	(3)	(33%)
Other revenues	326	291	12%
Total revenues	$ 5,470	$5,181	6%
Benefits and expenses
Benefits to policyholders and beneficiaries	$ 5,308	$4,685	13%
Increase in reserves for future policy benefits and claims	1,135	876	30%
Net transfers from separate accounts	(1,319)	(725)	(82%)
Commissions	96	95	1%
Other expenses	122	132	(8%)
Total benefits and expenses	$ 5,342	$5,063	6%
Pre-tax operating earnings	$ 128	$ 118	8%
Pre-tax operating earnings increased for the year ended December 31, 2019 compared to the year ended December 31, 2018, primarily due to higher annuity considerations and increase in net transfers from separate accounts, partially offset by increase in benefits to policyholders and beneficiaries and a higher increase in reserves for future policy benefits and claims.
Annuity considerations increased primarily due to sales of private sector retirement plans.
The increase in net transfers from separate accounts was primarily driven by public sector retirement plan products from account rebalancing from variable to fixed due to market growth.
The increase in reserves for future policy benefits and claims was primarily driven by larger reserve increases in public sector retirement plan products, partially offset by lower reserve increases in private sector retirement plan products. Current year increases for public sector retirement plans was primarily driven by plan sponsor acquisitions.

2018 Compared to 2017
The following table summarizes selected financial data for the Company’s Workplace Solutions segment for the years ended:
	December 31,
(in millions)	2018	2017	Change
Results of Operations
Revenues
Premiums and annuity considerations	$4,095	$3,986	3%
Net investment income	798	807	(1%)
Amortization of interest maintenance reserve	(3)	(2)	(50%)
Other revenues	291	545	(47%)
Total revenues	$5,181	$5,336	(3%)
Benefits and expenses
Benefits to policyholders and beneficiaries	$4,685	$4,237	11%
Increase in reserves for future policy benefits and claims	876	1,329	(34%)
Net transfers from separate accounts	(725)	(595)	(22%)
Commissions	95	96	(1%)
Other expenses	132	151	(13%)
Total benefits and expenses	$5,063	$5,218	(3%)
Pre-tax operating earnings	$ 118	$ 118	0%
Pre-tax operating earnings remained consistent for the year ended December 31, 2018 compared to the year ended December 31, 2017 primarily due to higher annuity considerations, lower reserves for future policy benefits and claims and higher net transfers from separate accounts, offset by higher benefits to policyholders and beneficiaries and lower other revenues.
The increase in annuity considerations was primarily driven by sales of private sector retirement plans.
Lower reserves for future policy benefits and claims were primarily driven by smaller reserve increases in public sector retirement plan products.
The increase in net transfers from separate accounts was driven by higher net transfers from separate accounts in public sector retirement plan products as a result of higher paid surrenders.
Benefits to policyholders and beneficiaries increased primarily due to public sector retirement plans.
The decrease in other revenues was primarily driven by lower public retirement plan miscellaneous income.
Corporate Solutions and Other
2019 Compared to 2018
The following table summarizes selected financial data for the Company’s Corporate Solutions and Other segment for the years ended:
	December 31,
(in millions)	2019	2018	Change
Results of Operations
Revenues
Premiums and annuity considerations	$1,229	$1,456	(16%)
Net investment income	569	540	5%
Amortization of interest maintenance reserve	1	-	0%
Other revenues	290	267	9%
Total revenues	$2,089	$2,263	(8%)
Benefits and expenses
Benefits to policyholders and beneficiaries	$ 725	$ 583	24%
Increase in reserves for future policy benefits and claims	320	67	378%
Net transfers to separate accounts	372	946	(61%)

	December 31,
(in millions)	2019	2018	Change
Commissions	106	114	(7%)
Other expenses	105	64	64%
Total benefits and expenses	$1,628	$1,774	(8%)
Pre-tax operating earnings	$ 461	$ 489	(6%)
Pre-tax operating earnings decreased for the year ended December 31, 2019 compared to the year ended December 31, 2018, primarily due to a decrease in premiums and annuity considerations, higher increase in reserves for future policy benefits and claims and increased benefits to policyholders and beneficiaries, partially offset by lower net transfers to separate accounts.
Premium decreased primarily due to lower current year case acquisitions in COLI and BOLI products.
Higher increase in reserves for future policy benefits and claims was primarily driven by COLI and BOLI product current year premiums and transfers into fixed from variable.
The increase in benefits to policyholders and beneficiaries was driven by increases in COLI and BOLI products.
Net transfers to separate accounts decreased due to variable COLI and BOLI products which was driven by a decline in premiums received and an increase in surrender benefits paid.
2018 Compared to 2017
The following table summarizes selected financial data for the Company’s Corporate Solutions and Other segment for the years ended:
	December 31,
(in millions)	2018	2017	Change
Results of Operations
Revenues
Premiums and annuity considerations	$1,456	$1,580	(8%)
Net investment income	540	548	(1%)
Amortization of interest maintenance reserve	-	(2)	100%
Other revenues	267	246	9%
Total revenues	$2,263	$2,372	(5%)
Benefits and expenses
Benefits to policyholders and beneficiaries	$ 583	$ 584	(0%)
Increase in reserves for future policy benefits and claims	67	236	(72%)
Net transfers to separate accounts	946	891	6%
Commissions	114	95	20%
Other expenses	64	110	(42%)
Total benefits and expenses	$1,774	$1,916	(7%)
Pre-tax operating earnings	$ 489	$ 456	7%
Pre-tax operating earnings increased for the year ended December 31, 2018 compared to the year ended December 31, 2017, primarily due to a lower increase in reserves for future policy benefits and claims partially offset by lower premiums.
The lower increase in reserves for future policy benefits and claims was primarily driven by COLI and BOLI products due to lower premiums, higher paid benefits and a decline in investment performance.
Liquidity and Capital Resources
Liquidity and capital resources demonstrate the overall financial strength of the Company and its ability to generate cash flows from its operations and borrow funds at competitive rates to meet operating and growth needs. The Company’s operations have historically provided substantial cash flow. The Company has sufficient cash resources to meet all current obligations for policyholder benefits, withdrawals, surrenders and policy loans. The Company also participates in inter-company repurchase agreements or other borrowing arrangements with affiliates to satisfy short-term cash needs.

The Company purchases investments with durations to match the expected durations of the liabilities they support. To mitigate the risks that actual withdrawals may exceed anticipated amounts or that rising interest rates may cause a decline in the value of the Company’s bond investments, the Company imposes market value adjustments or surrender charges on the majority of its products and offers products where the investment risk is transferred to the contractholder. Liabilities related to separate accounts, where the investment risk is typically borne by the contractholder, comprised 72.2% of total liabilities as of December 31, 2019 and 70.1% as of December 31, 2018.
A primary liquidity concern with respect to annuity and life insurance products is the risk of early policyholder withdrawal. The Company attempts to mitigate this risk by offering variable products where the investment risk is transferred to the policyholder, charging surrender fees at the time of withdrawal for certain products, applying a market value adjustment to withdrawals for certain products in the Company’s general account and monitoring and matching anticipated cash inflows and outflows.
For individual annuity products, surrender charges generally are calculated as a percentage of deposits and are assessed at declining rates during the first seven years after a deposit is made.
For group annuity products, surrender charge amounts and periods can vary significantly depending on the terms of each contract and the compensation structure for the producer. Generally, surrender charge percentages for group products are less than individual products because the Company incurs lower expenses at contract origination for group products. In addition, the majority of general account group annuity reserves are subject to a market value adjustment at withdrawal.
Life insurance policies are less susceptible to withdrawal than annuity products, because policyholders generally must undergo a new underwriting process and may incur a surrender fee in order to obtain a new insurance policy.
The short-term and long-term liquidity requirements of the Company are monitored regularly to match cash inflows with cash requirements. The Company reviews its short-term and long-term projected sources and uses of funds, investment and cash flow assumptions underlying these projections. The Company periodically adjusts to its investment policies to reflect changes in short-term and long-term cash needs and changing business and economic conditions.
Given the Company’s historical cash flows from operating and investing activities and current financial results, the Company believes that cash flows from activities over the next year will provide sufficient liquidity for the operations of the Company and sufficient funds for interest payments.
Borrowed Money
The Company and NMIC maintain a $750 million credit facility that expires on April 2, 2020, with an option to convert outstanding balances at expiration into a one-year term loan. The Company had no amounts outstanding under this credit facility as of December 31, 2019 and 2018.
The Company participates in a commercial paper program with a limit of $750 million. The Company had commercial paper outstanding of $200 million as of December 31, 2019 and $361 million as of December 31, 2018.
The Company has an agreement with its custodial bank to borrow against the cash collateral that is posted in connection with its securities lending program. This is an uncommitted facility contingent on the liquidity of the securities lending program. The borrowing facility was established to fund commercial mortgage loans that were originated with the intent of sale through securitization. The maximum amount available under the agreement is $350 million. The borrowing rate on this program is equal to one-month London Interbank Offered Rate. The Company had no amounts outstanding under this agreement as of December 31, 2019 and 2018.
As of December 31, 2018, the Company had access to borrow up to $250 million from the FHLB that expired on March 22, 2019. In March 2019, the Company renewed the agreement with the FHLB until March 22, 2020 and increased the borrowing limit from $250 million to $300 million. In March 2020, the Company renewed the agreement with the FHLB until March 19, 2021. The Company had no amounts outstanding under the agreement as of December 31, 2019 and 2018. It is part of the Company’s strategy to use these funds for operations and any funds obtained from the FHLB for use in general operations would be accounted for as borrowed money.
See Note 9 to the audited statutory financial statements, included in the F pages of this report, for details regarding the Company’s usage of short-term debt and FHLB funding agreement.

Surplus Notes
The surplus notes below were issued in accordance with Section 3901.72 of the Ohio Revised Code. The principal and interest on these surplus notes shall not be a liability or claim against the Company, or any of its assets, except as provided in Section 3901.72 of the Ohio Revised Code. ODI must approve interest and principal payments before they are paid.
On December 17, 2001, the Company issued a $300 million surplus note to NFS, with an interest rate of 7.5%, and a maturity date of December 17, 2031. Interest on the note is subject to prior approval of the ODI and is payable semi-annually on June 17 and December 17. The Company received approval from the ODI and made all interest payments as scheduled.
On June 27, 2002, the Company issued an additional $300 million surplus note to NFS, with an interest rate of 8.15%, and a maturity date of June 27, 2032. Interest on the note is subject to prior approval of the ODI and is payable semi-annually on April 15 and October 15. The Company received approval from the ODI and made all interest payments as scheduled.
On December 23, 2003, the Company issued an additional $100 million surplus note to NFS, with an interest rate of 6.75%, and a maturity date of December 23, 2033. Interest on the note is subject to prior approval of the ODI and is payable semi-annually on January 15 and July 15. The Company received approval from the ODI and made all interest payments as scheduled.
On December 20, 2019, the Company issued an additional $400 million surplus note to NFS, with an interest rate of 4.21%, and a maturity date of December 19, 2059. Interest on the note is subject to prior approval of the ODI and is payable semi-annually on June 1 and December 1. The Company received approval from the ODI.
See Note 10 to the audited statutory financial statements, included in the F pages of this report, for details regarding the Company’s usage of surplus notes.
Regulatory Risk-based Capital
Each insurance company’s state of domicile imposes minimum risk-based capital requirements that were developed by the NAIC. Risk-based capital is used to evaluate the adequacy of an insurer’s statutory capital and surplus in relation to the risks inherent in the insurer’s business related to asset quality, asset and liability matching, mortality and morbidity, and other business factors. Regulatory compliance is determined based on a ratio of a company’s regulatory total adjusted capital, as defined by the NAIC, to its authorized control level risk-based capital, as defined by the NAIC. Companies with a ratio below 200% (or below 250% with negative trends) are required to take corrective action steps. The Company exceeded the minimum risk-based capital requirements for all periods presented. See Note 14 to the audited statutory financial statements, included in the F pages of this report, for details regarding the Company’s regulatory risk-based capital.
Contractual Obligations and Commitments
The following table summarizes the Company’s contractual obligations and commitments as of December 31, 2019 expected to be paid in the periods presented. Payment amounts reflect the Company’s estimate of undiscounted cash flows related to these obligations and commitments.
	Payments due by period
(in millions)	Less than 1 year	1-3 years	3-5 years	More than 5 years	Total
Future policy benefits and claims[1,2,3,4]	$5,137	8,336	7,422	80,877	101,772
Policyholders dividends accumulation[5]	452	-	-	-	452
Short-term debt[6]	203	-	-	-	203
Securities lending payable[7]	133		133
Surplus notes[8]	70	141	141	2,100	2,452
Total	$5,995	$8,477	$7,563	$82,977	$105,012
[1]	A significant portion of policy contract benefits and claims to be paid do not have stated contractual maturity dates and may not result in any ultimate payment obligation. Amounts reported represent estimated undiscounted cash flows out of the Company’s general account related to death, surrender, annuity and other benefit payments under policy contracts in force as of December 31, 2019. Separate account payments are not reflected due to the matched nature of these obligations and because the contract owners bear the investment risk of such deposits. Estimated payment amounts were developed based on the Company’s historical experience and related contractual provisions. Significant assumptions incorporated in the reported amounts include future policy lapse rates (including the impact of customer decisions to make future premium payments to keep the related policies in force); coverage levels remaining unchanged from those provided under contracts in force as of December 31, 2019; future interest crediting rates; and estimated timing of payments. Actual amounts will vary, potentially by a significant amount, from the amounts indicated due to deviations between assumptions and actual results and the addition of new business in future periods.
[2]	Contractual provisions exist which could adjust the amount and/or timing of those obligations reported. Key assumptions related to payments due by period include customer lapse and withdrawal rates (including timing of death), exchanges to and from the fixed and separate accounts of the variable annuities, claim experience with respect to guarantees, and future interest crediting levels. Assumptions for future interest crediting levels were made based on processes consistent with the Company’s past practices, which are at the discretion of the Company, subject to guaranteed minimum crediting rates in many cases and/or subject to contractually obligated increases for specified time periods. Many of the contracts with potentially accelerated payments are subject to surrender charges, which are generally calculated as a percentage of deposits made and are assessed at declining rates during the first seven years after a deposit is made. Amounts disclosed include an estimate of those accelerated payments, net of applicable surrender charges. See Note 2 to the audited statutory financial statements, included in the F pages of this report for a description of the Company’s method for establishing life and annuity reserves.
[3]	Certain assumptions have been made about mortality experience and retirement patterns in the amounts reported. Actual deaths and retirements may differ significantly from those projected, which could cause the timing of the obligations reported to vary significantly. In addition, contractual surrender provisions exist on an immaterial portion of these contracts that could accelerate those obligations presented. Amounts disclosed do not include an estimate of those accelerated payments. Most of the contracts with potentially accelerated payments are subject to surrender charges, which are generally calculated as a percentage of the commuted value of the remaining term certain benefit payments and are assessed at declining rates during the first seven policy years.
[4]	Contractual provisions exist that could increase those obligations presented. The process for determining future interest crediting rates, as described in Note 2 above, was used to develop the estimates of payments due by period.
[5]	The provision for policyholders' dividends payable represents the liabilities related to dividends payable in the following year on participating policies. As such, the obligations related to these liabilities are presented in the table above in the less than one year category in the amounts of the liabilities presented in the Company's Statement of Admitted Assets, Liabilities, Capital and Surplus.
[6]	No contractual provisions exist that could create, increase or accelerate those obligations presented. The amount presented includes contractual principal payments and interest based on rates in effect on December 31, 2019. See Note 9 to the audited statutory financial statements, included in the F pages of this report for more details.
[7]	Since the timing of the return is uncertain, these obligations have been reflected in payments due in less than one year.
[8]	See Note 10 to the audited statutory financial statements, included in the F pages of this report, for a discussion of the Company’s surplus notes.
Investments
General
The Company’s assets are divided into separate account and general account assets. Of the Company’s total assets, $105.7 billion (68%) and $92.9 billion (67%) were held in separate accounts as of December 31, 2019 and 2018, respectively. As of December 31, 2019 and 2018, the Company held $49.5 billion (32%) and $46.5 billion (33%) in general accounts, respectively, including $48.0 billion of general account investments as of December 31, 2019 compared to $45.0 billion as of December 31, 2018.
Separate account assets primarily consist of investments made with deposits from the Company’s variable annuity and variable life insurance business. Most separate account assets are invested in various mutual funds. After deducting fees or expense charges, the investment performance in the Company’s separate account assets is passed through to the Company’s customers.
The following table summarizes the Company’s general account investments by asset category, as of the dates indicated:
	December 31, 2019		December 31, 2018
(in millions)	Carrying value	% of total	Carrying value	% of total
Invested assets:
Bonds	$35,124	73%	$32,348	72%
Stocks	2,622	6%	1,820	4%
Mortgage loans, net of allowance	7,655	16%	7,764	17%
Policy loans	903	2%	905	2%
Derivative assets	94	0%	100	0%
Cash, cash equivalents and short-term investments	556	1%	1,099	3%

	December 31, 2019		December 31, 2018
(in millions)	Carrying value	% of total	Carrying value	% of total
Securities lending collateral assets	132	0%	101	0%
Other invested assets	958	2%	883	2%
Total invested assets	$48,044	100%	$45,020	100%
See Note 5 to the Company’s audited statutory financial statements included in the F pages for further information regarding the Company’s investments.
Bonds
The NAIC assigns securities quality ratings and uniform valuations (called NAIC designations), which are used by insurers when preparing their annual statements. For most securities, NAIC ratings are derived from ratings received from nationally recognized rating agencies. The NAIC also assigns ratings to securities that do not receive public ratings. The designations assigned by the NAIC range from class 1 (highest quality) to class 6 (lowest quality). Of the Company’s bonds, 95% and 96% were in the two highest NAIC designations as of December 31, 2019 and December 31, 2018, respectively.
Bonds are generally stated at amortized cost, except those with an NAIC designation of "6", which are stated at the lower of amortized cost or fair value. Changes in the fair value of bonds stated at fair value are charged to surplus.
The following table displays the NAIC designation of the Company’s investment in bonds, as of the dates indicated:
(in millions)	December 31, 2019			December 31, 2018
NAIC designation	Carrying value	Fair value	% of total statement value	Carrying value	Fair value	% of total statement value
1	$19,561	$21,185	55%	$17,760	$18,054	56%
2	13,933	14,919	40%	13,075	12,944	40%
3	1,115	1,119	3%	1,085	1,013	3%
4	296	299	1%	324	282	1%
5	199	170	1%	82	79	0%
6	20	43	0%	22	47	0%
	$35,124	$37,735	100%	$32,348	$32,419	100%
See Note 2 to the Company’s audited statutory financial statements included in the F pages for the policy for valuation of bonds and stocks.
Loan-backed structured securities
Loan-backed and structured securities include residential mortgage-backed securities, commercial mortgage-backed securities and certain other asset-backed securities.
The following table displays the NAIC designation of the Company’s investment in loan-backed structured securities, as of the dates indicated:
(in millions)	December 31, 2019			December 31, 2018
NAIC designation	Statement Value	Fair Value	% of total statement value	Statement Value	Fair Value	% of total statement value
1	$5,035	$5,200	94%	$4,560	$4,625	91%
2	231	260	4%	233	281	5%
3	67	62	1%	112	109	3%
4	63	60	1%	67	59	1%
5	19	18	0%	14	16	0%
6	18	40	0%	19	44	0%
	$5,433	$5,640	100%	$5,005	$5,134	100%

Stocks
Stocks are largely comprised of investments in affiliated entities. Refer to Note 2 and 5 of the Company’s audited statutory financial statements for information on the valuation methodology and investment in subsidiaries.
Other Invested Assets
The Company’s other invested assets consist of primarily of alternative investments in private equity funds, tax credit funds, real estate partnership and investment in Eagle accounted for under the equity method, and derivatives collateral and receivables.
The following table summarizes the composition of the Company’s carrying value of other invested assets, as of the dates indicated:
	December 31,
(in millions)	2019	2018
Alternative investments:
Private equity funds	$267	$197
Real estate partnerships	299	215
Tax credit funds	192	187
Investment in Eagle	65	60
Total alternative investments	$823	$659
Derivatives collateral and receivables	135	224
Total other invested assets	$958	$883
Mortgage Loans, Net of Allowance
As of December 31, 2019, commercial mortgage loans were $7.7 billion (16%) of the statement value of investments, compared to $7.8 billion (17%) as of December 31, 2018. Commitments to fund commercial mortgage loans of $147 million were outstanding as of December 31, 2019 compared to $7 million as of December 31, 2018.
As of December 31, 2019 and December 31, 2018, the Company has a diversified mortgage loan portfolio with no more than 23% and 24%, respectively, in a geographic region in the U.S., no more than 40% in a property type and no more than 1% with any one borrower.
See Note 5 to the Company’s audited statutory financial statements included in the F pages for the additional information on the mortgage loan portfolio.
Other Investment Information
See Note 5 included in the F pages of the Company’s audited statutory financial statements for the additional information on the Company’s investment in subsidiaries, real estate, and securities lending agreements. See Note 6 in the F pages of the Company’s audited statutory financial statements for the additional information on the Company’s derivative instruments.
QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK
Market Risk Sensitive Financial Instruments
The Company is subject to potential fluctuations in earnings and the fair value of some of its assets and liabilities, as well as variations in expected cash flows due to changes in interest rates and equity markets. The following discussion focuses on specific interest rate, foreign currency and equity market risks to which the Company is exposed and describes strategies used to manage these risks. This discussion is limited to financial instruments subject to market risks and is not intended to be a complete discussion of all of the risks to which the Company is exposed.
Interest Rate Risk
Fluctuations in interest rates can impact the Company’s earnings, cash flows and the fair value of some of its assets and liabilities. In a declining interest rate environment, the Company may be required to reinvest the proceeds from maturing and prepaying investments at rates lower than the overall portfolio yield, which could reduce future interest spread income. In addition, minimum guaranteed crediting rates on certain life and annuity contracts could prevent the Company from lowering its interest crediting rates to levels commensurate with prevailing market interest rates, resulting in a reduction to the Company’s interest spread income.

The following table presents account values by range of minimum guaranteed crediting rates and the current weighted average crediting rates for certain of the Company’s products, as of the dates indicated:
	Life Insurance[1]		Annuities [2]			Corporate Solutions and Other		Workplace Solutions[3]
(in millions)	Account value	Weighted average crediting rate	Account value	Weighted average crediting rate	Account value	Weighted average crediting rate	Account value	Weighted average crediting rate
December 31, 2019
Minimum guaranteed crediting rate of 3.51% or greater	$607	4.00%	$ -	- %	$ -	- %	$ 280	3.66%
Minimum guaranteed crediting rate of 3.01% to 3.50%	$ -	- %	$ 203	3.54%	$ -	- %	$13,800	3.31%
Minimum guaranteed crediting rate of 2.01% to 3.00%	$562	3.13%	$1,459	3.01%	$2,336	3.12%	$ 2,195	2.80%
Minimum guaranteed crediting rate of 0.01% to 2.00%	$ 37	2.79%	$ 539	1.22%	$ 919	3.25%	$ 1,610	2.47%
No minimum guaranteed crediting rate[4]	$ -	- %	$ 10	2.27%	$ -	- %	$ 2,882	2.29%

December 31, 2018
Minimum guaranteed crediting rate of 3.51% or greater	$632	4.00%	$ -	- %	$ -	- %	$ 85	4.03%
Minimum guaranteed crediting rate of 3.01% to 3.50%	$ -	- %	$ 206	3.56%	$ -	- %	$14,301	3.01%
Minimum guaranteed crediting rate of 2.01% to 3.00%	$547	3.13%	$1,499	2.99%	$2,279	3.18%	$ 2,185	2.38%
Minimum guaranteed crediting rate of 0.01% to 2.00%	$ 22	3.00%	$ 576	1.03%	$ 653	3.30%	$ 1,082	2.20%
No minimum guaranteed crediting rate[4]	$ -	- %	$ 12	2.58%	$ -	- %	$ 1,980	3.40%
[1]	Includes universal life products and the fixed investment options selected within variable life products.
[2]	Includes individual fixed annuity products and the fixed investment options selected within variable annuity and indexed products.
[3]	Includes group fixed annuity products.
[4]	Includes certain products with a stated minimum guaranteed crediting rate of 0%.
The Company attempts to mitigate this risk by managing the maturity and interest-rate sensitivities of certain of its assets to be consistent with those of liabilities. In recent years, management has taken actions to address low interest rate environments and the resulting impact on interest spread margins, including reducing commissions on fixed annuity sales, launching new products with new guaranteed rates, issuing contract amendments with new guaranteed rates on certain group fixed annuity products, discontinuing the sale of its annual reset fixed annuities and invoking contractual provisions that limit the amount of variable annuity deposits allocated to the guaranteed fixed option. In addition, the Company adheres to a strict discipline of setting interest crediting rates on new business at levels believed to be adequate to provide returns consistent with management expectations.
A rising interest rate environment could also result in a reduction of interest spread income or an increase in policyholder surrenders. Existing general account investments supporting annuity liabilities had a weighted average maturity of approximately nine years as of December 31, 2019. Therefore, a change in portfolio yield will lag changes in market interest rates. This lag increases if the rate of prepayments of securities slows. To the extent the Company sets renewal rates based on current market rates, this will result in reduced interest spreads. Alternatively, if the Company sets renewal crediting rates while attempting to maintain a desired spread from the portfolio yield, the rates offered by the Company may be less than new money rates offered by competitors. This difference could result in an increase in surrender activity by policyholders. If unable to fund surrenders with cash flow from its operations, the Company might need to sell assets. The Company mitigates this risk by offering products that assess surrender charges and/or market value adjustments at the time of surrender, and by managing the maturity and interest-rate sensitivities of assets to approximate those of liabilities.
The Company issues a variety of insurance products that expose the Company to equity risks, including variable annuity products with guaranteed benefit features and fixed life and annuity products with indexed features. See Equity Market Risk for further explanation.

Asset/Liability Management Strategies to Manage Interest Rate Risk
The Company employs an asset/liability management approach tailored to the specific requirements of each of its products. Each line of business has an investment policy based on its specific characteristics. The policy establishes asset maturity and duration, quality and other relevant guidelines.
An underlying pool or pools of investments support each general account line of business. These pools consist of whole assets purchased specifically for the underlying line of business. In general, assets placed in any given portfolio remain there until they mature (or are called), but active management of specific securities and sectors may result in portfolio turnover or transfers among the various portfolios.
Investment strategies are executed by dedicated investment professionals based on the investment policies established for the various pools. To assist them in this regard, they receive periodic projections of investment needs from each line’s management team. Line of business management teams, investment portfolio managers and finance professionals periodically evaluate how well assets purchased and the underlying portfolio match the underlying liabilities for each line. In addition, sophisticated Asset/Liability Management models are employed to project the assets and liabilities over a wide range of interest rate scenarios to evaluate the efficacy of the strategy for a line of business.
Using this information, in conjunction with each line’s investment strategy, actual asset purchases or commitments are made. In addition, plans for future asset purchases are formulated when appropriate. This process is repeated frequently so that invested assets for each line match its investment needs as closely as possible. The primary objectives are to ensure that each line’s liabilities are invested in accordance with its investment strategy and that over- or under- investment is minimized.
As part of this process, the investment portfolio managers provide each line’s management team with forecasts of anticipated rates that the line’s future investments are expected to produce. This information, in combination with yields attributable to the line’s current investments and its investment "rollovers," gives the line management team data to use in computing and declaring interest crediting rates for their lines of business.
The Company’s risk management process includes modeling both the assets and liabilities over multiple stochastic scenarios, as well as certain deterministic scenarios. The Company considers a range of potential policyholder behavior as well as the specific liability crediting strategy. This analysis, combined with appropriate risk tolerances, drives the Company’s investment policy.
Use of Derivatives to Manage Interest Rate Risk
See Note 6 to the audited statutory financial statements, included in the F pages of this report, for a discussion of the Company’s use of derivatives to manage interest rate risk.
Characteristics of Interest Rate Sensitive Financial Instruments
In accordance with Statutory Accounting Principles and as noted above, the majority of the Company’s assets and liabilities are carried at amortized cost and not at fair value. As a result, the elements of market risk discussed above do not generally have a significant direct impact on the financial position or results of operations of the Company. See Note 7 to the audited statutory financial statements included in the F pages of this report for a summary of the Company’s assets and liabilities held at fair value.
Foreign Currency Risk
As part of its regular investing activities, the Company may purchase foreign currency denominated investments. These investments and the associated income expose the Company to volatility associated with movements in foreign exchange rates. In an effort to mitigate this risk, the Company uses cross-currency swaps. As foreign exchange rates change, the increase or decrease in the cash flows of the derivative instrument generally offsets the changes in the functional-currency equivalent cash flows of the hedged item.
Credit Risk
Credit risk is the risk the Company assumes if its debtors, customers, reinsurers, or other counterparties and intermediaries may be unable or unwilling to pay their contractual obligations when they come due and may manifest itself through the downgrading of credit ratings of counterparties. It is the Company’s policy to monitor credit exposure within the investment portfolio to enable it to provide for future policy obligations and to minimize undue concentrations of assets in any single geographic area, industry, or entity.

See Note 6 to the audited statutory financial statements, included in the F pages of this report, for details regarding the Company’s evaluation of credit risk associated with derivatives.
Equity Market Risk
Asset fees calculated as a percentage of separate account assets are a significant source of revenue to the Company. As of December 31, 2019 and 2018, approximately 87% of separate account assets were invested in equity mutual funds. Gains and losses in the equity markets result in corresponding increases and decreases in the Company’s separate account assets and asset fee revenue.
Many of the Company’s individual variable annuity contracts offer GMDB features. A GMDB generally provides a benefit if the annuitant dies and the contract value is less than a specified amount, which may be based on premiums paid less amounts withdrawn or contract value on a specified anniversary date. A decline in the stock market causing the contract value to fall below this specified amount, which varies from contract to contract based on the date the contract was entered into as well as the GMDB feature elected, will increase the net amount at risk, which is the GMDB in excess of the contract value. This could result in additional GMDB claims.
The Company issues variable annuity contracts through its separate accounts, for which investment income and gains and losses on investments accrue directly to, and investment risk is borne by, the contractholder. The Company also provides various forms of guarantees to benefit the related contractholders. The Company’s primary guarantees for variable annuity contracts include GMDB and GLWB.
The Company offers certain indexed life insurance and annuity products for which the policyholders’ interest credits are based on market performance with caps and floors, and which may also include GMDB and GLWB. See Note 2 to the audited statutory financial statements, included in the F pages of this report, for further information regarding these indexed features and guarantees.
Equity market and interest rate risk management: These variable annuity and indexed products and related obligations expose the Company to various market risks, predominately interest rate and equity risk. To mitigate these risks, the Company enters into a variety of derivatives including interest rate swaps, equity index futures, options and total return swaps. See Note 6 to the audited statutory financial statements, included in the F pages of this report, for a discussion of the Company’s use of derivatives to manage these risks.
Inflation
The rate of inflation did not have a material effect on the revenues or operating results of the Company during 2019, 2018 or 2017.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE
Directors of the Registrant
Name	Age	Date Service Began
John L. Carter	56	April 2013
Timothy G. Frommeyer	55	January 2009
Steven A. Ginnan	52	June 2018
Eric S. Henderson	57	March 2012
Mark R. Thresher	63	January 2009
Kirt A. Walker	56	December 2009
For biographical information on Messrs. Carter, Frommeyer, Ginnan, Henderson, Thresher, and Walker, please see the information provided below in Executive Officers of the Registrant.
Executive Officers of the Registrant
Name	Age	Position with NLIC
Kirt A. Walker	56	NMIC Chief Executive Officer[1]
Gale V. King	63	Executive Vice President-Chief Administrative Officer
Mark R. Thresher	63	Executive Vice President
James R. Fowler	48	Executive Vice President-Chief Information Officer
Tina Ambrozy	49	Senior Vice President-NF Strategic Customer Solutions
Ann S. Bair	52	Senior Vice President-Marketing-Financial Services
Pamela A. Biesecker	58	Senior Vice President-Head of Taxation
John L. Carter	56	President and Chief Operating Officer-Nationwide Financial
Rae Ann Dankovic	52	Senior Vice President-Nationwide Financial Services Legal
Timothy G. Frommeyer	55	Senior Vice President-Chief Financial Officer
Steven A. Ginnan	52	Senior Vice President-Chief Financial Officer-Nationwide Financial
Mia S. Hairston	51	Senior Vice President-Nationwide Financial Human Resources
Harry H. Hallowell	59	Senior Vice President
Craig A. Hawley	52	Senior Vice President-Annuity Distribution
Eric S. Henderson	57	Senior Vice President-Nationwide Annuities
David LaPaul	54	Senior Vice President and Treasurer
Jennifer B. MacKenzie	50	Senior Vice President-Enterprise Brand Marketing
Kevin G. O’Brien	51	Senior Vice President-IT Chief Financial Officer, Procurement & BTO
Sandra L. Rich	59	Senior Vice President
Michael A. Richardson	51	Senior Vice President-Chief Information Officer Nationwide Financial Systems
Denise L. Skingle	49	Senior Vice President-Chief Counsel-Emerging Businesses, Governance & Corporate Secretary
Holly R. Snyder	52	Senior Vice President-Nationwide Life
Michael S. Spangler	53	Senior Vice President-Investment Management Group
Joseph D. Sprague	59	Senior Vice President-Nationwide Financial Network
Eric Stevenson	56	Senior Vice President-Retirement Plan sales
1
NMIC is our ultimate parent company; however, Mr. Walker does not serve as NLIC’s Chief Executive Officer.
Business experience for each of the individuals listed in the previous table is set forth below:
Kirt A. Walker has been President and Chief Operating Officer and a Director of NLIC since October 2019. Previously, Mr. Walker was President and Chief Operating Officer and Director of NLIC since November 2009 and was President and Chief Operating Officer–Nationwide Insurance of NMIC since October 2009. Prior to that time, he served as President and Chief Operating Office-Nationwide Insurance of NMIC from February 2009 to October 2009; President, Nationwide Insurance Eastern Operations of NMIC from March 2006 to October 2008; and President, Allied Insurance of NMIC from September 2003 to February 2006. Mr. Walker has been with Nationwide since 1986.
Gale V. King has been Executive Vice President–Chief Administrative Officer of NLIC since July 2015. Previously, she was Senior Vice President–Property and Casualty Human Resources of NMIC from October 2003 to January 2008. Ms. King has been with Nationwide since 1983.

Mark R. Thresher has been Executive Vice President of NLIC since December 2009 and has served as a Director of NLIC since January 2009. Prior to that time, he was President and Chief Operating Officer of NLIC from May 2004 to December 2009.
James R. Fowler has been Executive Vice President-Chief Information Officer of NLIC since August 2018 and as well as several other Nationwide companies.
Tina Ambrozy has been Senior Vice President—NF Strategic Customer Solutions since October 2019. Previously, Ms. Ambrozy was Senior Vice President-NF Sales and Distribution of NLIC since December 2016 and President of NFS Distributors, Inc. and Nationwide Financial Assignment Company since December 2016. Currently, Ms. Ambrozy serves as Director of other Nationwide Companies. Ms. Ambrozy has been with Nationwide since 1996.
Ann Bair has been Senior Vice President-Marketing-Financial Services since November 2019. Ms. Bair has been with Nationwide since 2006 in various marketing roles.
Pamela A. Biesecker has been Senior Vice President-Head of Taxation of NLIC since May 2007. Currently, she serves as Senior Vice President-Head of Taxation for other Nationwide Companies. Ms. Biesecker has been with Nationwide since November 2006.
John L. Carter has been President and Chief Operating Officer-Nationwide Financial since October 2019. Previously, Mr. Carter was Senior Vice President–Nationwide Retirement Plans of NLIC since April 2013 and President of Nationwide Retirement Solutions, Inc. since July 2015 and President and Chief Operating Officer of Nationwide Retirement Solutions, Inc. from July 2013 to July 2015. He has also served as a Director of NLIC since February 2013. Prior to that time, Mr. Carter served as Senior Vice President of other Nationwide companies from November 2005 to April 2013.
Rae Ann Dankovic has been Senior Vice President-Nationwide Financial Services Legal of NLIC since February 2013. Ms. Dankovic has been with Nationwide since 1993.
Timothy G. Frommeyer has been Senior Vice President–Chief Financial Officer of NLIC and several other Nationwide companies since November 2005, and has served as a Director of NLIC since January 2009.
Steven A. Ginnan has been Senior Vice President-Chief Financial Officer-Nationwide Financial of NLIC and several other Nationwide companies since 2018 and has served as Director of NLIC since June 2018.
Mia Hairston has been Senior Vice President-Human Resources since December 2019. Ms. Hairston has been with Nationwide since November 1992.
Harry H. Hallowell has been Senior Vice President of NLIC since November 2010. Previously, Mr. Hallowell served as Senior Vice President and Treasurer of NLIC from January 2006 through November 2010 and several other Nationwide companies from January 2006 through December 2009.
Craig Hawley has been Senior Vice President-Annuity Distribution since October 2019. Mr. Hawley has been with Nationwide since March 2017 and was previously with Jefferson National Life Insurance Company in a legal role.
Eric S. Henderson has been Senior Vice President–Nationwide Annuities of NLIC and several other companies within Nationwide since October 2011. He has also served as a Director of NLIC since March 2012. Previously, Mr. Henderson served as Senior Vice President–Individual Investments Business Head from August 2007 to September 2011 and as Vice President and Chief Financial Officer–Individual Investments from August 2004 to August 2007.
David LaPaul has been Senior Vice President and Treasurer of NLIC since November 2010. Currently, Mr. LaPaul serves as Senior Vice President and Treasurer for other Nationwide companies. He is also a Director for several Nationwide companies. Mr. LaPaul has been with Nationwide since 2010.
Jennifer B. MacKenzie has been Senior Vice President-Enterprise Brand Marketing of NLIC since May 2018. Previously, Ms. MacKenzie served as Senior Vice President-Marketing Nationwide Financial of NLIC from July 2015 to May 2018 and as Senior Vice President-Marketing Nationwide Financial for other Nationwide companies. Ms. MacKenzie has been with Nationwide since 1998.
Kevin O’Brien has been Senior Vice President-IT Chief Financial Officer, Procurement & BTO since February 2020. Mr. O’Brien has been with Nationwide since April 1998. Previously, Mr. O’Brien served in various financial roles as well as mergers and acquisitions.
Sandra L. Rich has been Senior Vice President of NLIC since July 2015. Currently, Ms. Rich serves as Senior Vice President-Chief Compliance Officer of NMIC. Ms. Rich has been with Nationwide since 1999.

Michael A. Richardson has been Senior Vice President-Chief Information Officer-Nationwide Financial Systems of NLIC since April 2016. Mr. Richardson has been with Nationwide since 2004.
Denise Skingle has been Senior Vice President-Chief Counsel-Emerging Businesses, Governance & Corporate Secretary since February 2019. Ms. Skingle has been with Nationwide since September 2005.
Holly Snyder has been Senior Vice President-Nationwide Life since October 2019. Ms. Snyder has been with Nationwide since 2003 in various product, financial, business development roles.
Michael S. Spangler has been Senior Vice President–Investment Management Group of NLIC since February 2010. Previously, Mr. Spangler was Managing Director at Morgan Stanley from May 2004 to June 2008.
Joseph D. Sprague has been Senior Vice President-Nationwide Financial Network of NLIC since January 2018. Mr. Sprague has been with Nationwide since 2006.
Eric Stevenson has been Senior Vice President-Retirement Plan Sales of NLIC and several other Nationwide companies since January 2019.
EXECUTIVE COMPENSATION
Executive Compensation
Nationwide Life Insurance Company ("NLIC") does not have any employees of its own, but rather is provided its executive officers and other personnel by Nationwide Mutual Insurance Company ("NMIC"), pursuant to the Third Amended and Restated Cost Sharing Agreement, dated January 1, 2014, among NMIC, Nationwide Mutual Fire Insurance Company, and their respective direct and indirect subsidiaries and affiliates including NLIC (the "Cost Sharing Agreement"). All personnel providing services to NLIC are employees of NMIC, except for a small number of personnel who are employees of an NLIC subsidiary. As a result of the Cost Sharing Agreement, NLIC does not determine or pay any compensation to its executive officers or any other personnel providing services to NLIC. Accordingly, NLIC is not responsible for determining or paying any compensation awarded to, earned by, or paid to its executive officers. NMIC determines and pays the salaries, bonuses, and awards earned by NLIC’s executive officers. NMIC also determines whether and to what extent NLIC’s executive officers may participate in any employee benefit plans. NLIC does not have any employment agreements or compensation plans with or related to its executive officers and does not provide pension or retirement benefits, perquisites, or other personal benefits to its executive officers. NLIC does not have arrangements to make payments to its executive officers upon their termination or in the event of a change in control of the company.
Under the Cost Sharing Agreement, NLIC’s executive officers receive compensation for providing services to multiple Nationwide companies, including NLIC. NLIC reimburses NMIC for the portion of the total compensation allocable to NLIC, as determined by NMIC under the Cost Sharing Agreement. See Certain Relationships and Related Transactions for more information about the Cost Sharing Agreement and other related party transactions.
Director Compensation
The directors of NLIC are also executive officers of NLIC and are not separately compensated for their service on the NLIC board of directors.
Compensation Policies and Practices as they Relate to Risk Management
We believe that our compensation programs do not provide incentives for excessive risk taking and do not lead to risks that are reasonably likely to have a material adverse effect on the company.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
The following table sets forth certain information regarding beneficial ownership as of March 13, 2020, of the holders of our common stock. Our directors and executive officers do not beneficially own any of our common stock.

Common Stock
The following table sets forth the number of issued and outstanding shares of our common stock owned by each person or entity known by us to be the beneficial owner of more than five percent of such common stock.
Name and address of beneficial owner	Amount and nature of beneficial ownership	Percent of class
Nationwide Financial Services, Inc. 1 Nationwide Plaza Columbus, Ohio 43215	3,814,779 shares	100%
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Related Party Transactions
NLIC has entered into significant, recurring transactions and agreements with NMIC, other affiliates and subsidiaries as a part of its ongoing operations. These include annuity and life insurance contracts, office space cost sharing arrangements, and agreements related to reinsurance, cost sharing, tax sharing, administrative services, marketing, intercompany loans, intercompany repurchases, cash management services and software licensing. Measures used to determine the allocation among companies includes individual employee estimates of time spent, special cost studies, the number of full-time employees and other methods agreed to by the participating companies.
See Note 12 (Transactions with Affiliates) to the audited financial statements included in the F pages of this report for further discussion of related party transactions, including amounts specifically allocated to NLIC under the Cost Sharing Agreement.
License to Use Nationwide Name and Service Marks
We have a license to use the "Nationwide" trade name and certain other service marks solely for the purpose of identifying and advertising our long-term savings and retirement business and related activities.
Nationwide Mutual Agents
NMIC allows us to distribute our variable annuity, fixed annuity and individual universal, variable and traditional life insurance products through NMIC agents.
Policies and Procedures for Review and Approval of Related Person Transactions
We have a written conflict of interests policy that is administered by the Office of Ethics. All executive officers and directors are subject to the policy, which is designed to cover related persons transactions with executive officers, directors and their immediate family members. The policy prohibits:
•	using position at Nationwide or affiliation with any Nationwide company for personal gain or advantage; and
•	any interest or association that interferes with independent exercise of judgment in the best interest of Nationwide.
We require our executive officers and directors to annually complete a conflict of interests certificate. This certificate requires the executive officers and directors to represent that they have read the conflict of interests policy and disclose any conflicts of interests. Each reported possible conflict of interest is reviewed by the Office of Ethics and addressed by appropriate action. The Office of Ethics submits an annual summary report to the Audit Committee covering each conflict of interest reported by a director or an executive officer who reports to Mr. Walker, and the disposition of each matter. An annual summary report of the matters disclosed by other elected officers is submitted to the Chief Legal Officer.

PART II
INFORMATION NOT REQUIRED IN A PROSPECTUS
Item 13.	Other Expenses of Issuance and Distribution
The expenses in connection with the issuance and distribution of the contracts are as follows (except for the Securities and Exchange Commission Registration Fee, all amounts shown are estimates):
Securities and Exchange Commission Registration Fee: $14,810.91
Printing Costs: $21.45
Accounting expenses: $30,000
Legal expenses: $3,903.50
Cost of Independent Registered Public Accounting Firm Consent: $5,000
Cost of Independent Registered Public Accounting Firm Audit of Registrant’s Financial Statements: $4,275,912
Item 14.	Indemnification of Directors and Officers
Ohio's General Corporation Law expressly authorizes and Nationwide's Amended and Restated Code of Regulations provides for indemnification by Nationwide of any person who, because such person is or was a director, officer or employee of Nationwide, was or is a party, or is threatened to be made a party to:
•	any threatened, pending or completed civil action, suit or proceeding;
•	any threatened, pending or completed criminal action, suit or proceeding;
•	any threatened, pending or completed administrative action or proceeding;
•	any threatened, pending or completed investigative action or proceeding.
The indemnification will be for actual and reasonable expenses, including attorney's fees, judgments, fines and amounts paid in settlement by such person in connection with such action, suit or proceeding, to the extent and under the circumstances permitted by Ohio's General Corporation Law. Nationwide has been informed that in the opinion of the Securities and Exchange Commission, the indemnification of directors, officers or persons controlling Nationwide for liabilities arising under the Securities Act of 1933 ("Act") is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by a director, officer or controlling person in connection with the securities being registered, the registrant will submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act. Nationwide and its directors, officers and/or controlling persons will be governed by the final adjudication of such issue. Nationwide will not be required to seek the court's determination if, in the opinion of Nationwide's counsel, the matter has been settled by controlling precedent.
However, the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding is permitted.
Item 15.	Recent Sales of Unregistered Securities.
Not Applicable
Item 16.	Exhibits and Financial Statement Schedules
(A)	Exhibits

(1)	Not applicable
(2)	Articles of Merger of Nationwide Life Insurance Company of America with and into Nationwide Life Insurance Life Insurance Company effective December 31, 2009 – filed previously on January 4, 2010, with N-4 Registration No. 333-164125.
https://www.sec.gov/Archives/edgar/data/904817/000119090309001829/exhibit6c.htm

(3)	(a) Amended Articles of Incorporation Nationwide Life Insurance Company - filed previously on October 2, 2008, with Pre-Effective Amendment 3 to Form S-1 for Nationwide Life Insurance Company, Registration No. 333-149613.
https://www.sec.gov/Archives/edgar/data/205695/000119090308001157/articlesofincorp.htm
(3)	(b) Nationwide Life Insurance Company Amended and Restated Code of Regulations - filed previously on January 4, 2010, with Form N-4, Registration No. 333-164125.
https://www.sec.gov/Archives/edgar/data/904817/000119090309001829/exhibit6b.htm
(4)	Annuity Endorsement to Contracts - filed previously on May 2, 1995, as Exhibit 4 to Form S-1 for Nationwide Life Insurance Company, Registration No. 033-58997.
https://www.sec.gov/Archives/edgar/data/205695/0000950152-95-000810.txt
(5)	Opinion Regarding Legality - Attached hereto.
(6)	Not applicable
(7)	Not applicable
(8)	None
(9)	Not applicable
(10)	(a) Tax Sharing Agreement dated as of January 2, 2009 between Nationwide Life Insurance Company and any corporation that is or may hereafter become a subsidiary of Nationwide Life Insurance Company – filed previously on March 27, 2012 with Post-Effective Amendment No. 15 to Form S-1 for Nationwide Life Insurance Company, Registration No. 333-133163.
https://www.sec.gov/Archives/edgar/data/205695/000119312512134652/d323974dex10.htm
(10)	(b) Third Amended and Restated Cost Sharing Agreement dated January 1, 2014 by and among Nationwide Mutual Insurance Company, Nationwide Mutual Fire Insurance Company, and their respective direct and indirect subsidiaries and affiliates - Attached hereto.
(11)	Not applicable
(12)	Not applicable
(13)	Not applicable
(14)	Not applicable
(15)	Not applicable
(16)	Not applicable
(17)	Not applicable
(18)	Not applicable
(19)	Not applicable
(20)	Not applicable
(21)	Subsidiaries of the Registrant - Attached hereto.
(22)	Not applicable
(23)	(a) Consent of Independent Registered Public Accounting Firm - Attached hereto.
(23)	(b) Consent of Counsel – Attached hereto as Exhibit 5.
(24)	Power of Attorney - Attached hereto.
(25)	Not applicable
(26)	Not applicable
(27)	Not applicable
(101)	Not applicable
(B)	Financial Statement Schedules
Attached herein.
Item 17.	Undertakings
The undersigned registrant hereby undertakes:
(A)

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(a)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(b)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;
(c)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(a)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(c)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(d)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(B)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officers or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
As required by the Securities Act of 1933, the Registrant certifies that it has caused this Registration Statement to be signed by the undersigned, duly authorized, in the City of Columbus, and State of Ohio, on March 30, 2020.
NATIONWIDE LIFE INSURANCE COMPANY
(Registrant)
By: /s/ JAMIE RUFF CASTO
Jamie Ruff Casto Attorney-in-Fact
As required by the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on March 30, 2020.
JOHN L. CARTER
John L. Carter, President and Chief Operating Officer, and Director
MARK R. THRESHER
Mark R. Thresher, Executive Vice President and Director
TIMOTHY G. FROMMEYER
Timothy G. Frommeyer, Senior Vice President-Chief Financial Officer and Director
ERIC S. HENDERSON
Eric S. Henderson, Senior Vice President-Individual Products & Solutions and Director
STEVEN A. GINNAN
Steven A. Ginnan, Senior Vice President-Chief Financial Officer-Nationwide Financial and Director
KIRT A. WALKER
Director
By /s/ Jamie Ruff Casto
Jamie Ruff Casto Attorney-in-Fact